UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 25, 2005

TRIARC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-2207 (Commission File Number)	38-0471180 (IRS Employer Identification No.)
280 Park Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

Registrant's telephone number, including area code: (212) 451-3000

Not Applicable

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      This Form 8-K/A of Triarc Companies, Inc. (“Triarc” and, together with its subsidiaries, the “Company”) constitutes Amendment No. 1 to Triarc's Current Report on Form 8-K dated July 25, 2005 (the “Original Form 8-K”), which was filed with the Securities and Exchange Commission on July 29, 2005. This amendment provides information required by Items 9.01(a) and 9.01(b) omitted from the Original Form 8-K.

      This Current Report on Form 8-K/A contains or incorporates by reference certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of the Company. Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this Form 8-K/A and are susceptible to a number of risks, uncertainties and other factors. The Company's actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following:

•	competition, including pricing pressures and the potential impact of competitors' new units on sales by Arby's® restaurants;

•	consumers' perceptions of the relative quality, variety and value of the food products the Company offers;

•	success of operating initiatives;

•	development costs;

•	advertising and promotional efforts;

•	brand awareness;

•	the existence or absence of positive or adverse publicity;

•	new product and concept development by the Company and its competitors, and market acceptance of such new product offerings and concepts;

•	changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as “mad cow disease” and avian influenza or “bird flu”;

•	changes in spending patterns and demographic trends;

•	the business and financial viability of key franchisees;

•	the timely payment of franchisee obligations due to the Company;

•	availability, location and terms of sites for restaurant development by the Company and its franchisees;

•	the ability of the Company's franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development;

•	delays in opening new restaurants or completing remodels;

•	anticipated or unanticipated restaurant closures by the Company and its franchisees;

•	the Company's ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants;

•	changes in business strategy or development plans, and the willingness of the Company's franchisees to participate in its strategy;

•	business abilities and judgment of the Company's and its franchisees' management and other personnel;

•	availability of qualified restaurant personnel to the Company and to its franchisees;

•	the Company's ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby's restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution;

•	changes in commodity (including beef), labor, supplies and other operating costs and availability and cost of insurance;

•	adverse weather conditions;

•	significant reductions in client assets under management by the Company (which would reduce the Company's advisory fee revenue), due to such factors as weak performance of the Company's investment products (either on an absolute basis or relative to the Company's competitors or other investment strategies), substantial illiquidity or price volatility in the fixed income instruments that the Company trades, loss of key portfolio management or other personnel, reduced investor demand for the types of investment products the Company offers and loss of investor confidence due to adverse publicity;

•	increased competition from other asset managers offering similar types of products to those the Company offers;

•	pricing pressure on the advisory fees that the Company can charge for its investment advisory services;

•	difficulty in increasing assets under management, or efficiently managing existing assets, due to market-related constraints on trading capacity or lack of potentially profitable trading opportunities;

•	removal of the Company as investment manager of one or more of the preferred shares of collateralized debt obligation vehicles (“CDOs”) or other accounts it manages, or the reduction in the Company's CDO management fees because of payment defaults by issuers of the underlying collateral;

•	availability, terms (including changes in interest rates) and deployment of capital;

•	changes in legal or self-regulatory requirements, including franchising laws, investment management regulations, accounting standards, environmental laws, overtime rules, minimum wage rates and taxation rates;

•	the costs, uncertainties and other effects of legal, environmental and administrative proceedings;

•	the impact of general economic conditions on consumer spending or securities investing, including a slower consumer economy and the effects of war or terrorist activities;

•	the Company's ability to identify appropriate acquisition targets in the future and to successfully integrate any future acquisitions into its existing operations; and

•	other risks and uncertainties affecting the Company referred to in its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 (see especially “Item 1. Business—Risk Factors” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations”) and in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2005 (especially “Part II. Other Information Special Note Regarding Forward-Looking Statements and Projections” and “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations”) and in its other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control.

      Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. The Company assumes no obligation to update any forward-looking statements after the date of this Form 8-K/A as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is the Company's policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

      The combined financial statements, together with the notes thereto, of the business acquired, reflecting the historical results of the entities comprising the RTM Restaurant Group (“RTM”) required by this item, are set forth below.

(i)	Audited combined financial statements of RTM as of May 25, 2003 and May 30, 2004 and for the years ended May 25, 2003 and May 30, 2004.
(ii)	Unaudited combined financial statements of RTM as of February 29, 2004 and March 6, 2005 and for the forty weeks ended February 29, 2004 and March 6, 2005.

COMBINED FINANCIAL STATEMENTS
RTM Restaurant Group

As of May 26, 2002, May 25, 2003 and May 30, 2004 and for the
Years Ended May 26, 2002, May 25, 2003 and May 30, 2004
With Report of Independent Auditors

RTM RESTAURANT GROUP
AUDITED COMBINED FINANCIAL STATEMENTS
Years Ended May 26, 2002, May 25, 2003 and May 30, 2004

REPORT OF INDEPENDENT AUDITORS

Board of Directors
RTM RESTAURANT GROUP

      We have audited the accompanying combined balance sheets of RTM Restaurant Group (as defined in Note 1) as of May 25, 2003 and May 30, 2004, and the related combined statements of operations, cash flows and net capital deficiency for each of the three years in the period ended May 30, 2004. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of RTM Restaurant Group at May 25, 2003 and May 30, 2004, and the combined results of their operations and their cash flows for each of the three years in the period ended May 30, 2004, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

March 14, 2005, except with respect to the third paragraph of
   Note 10, as to which the date is May 26, 2005, and the first paragraph of Note 19, as to which the date is July 8, 2005

RTM RESTAURANT GROUP
COMBINED BALANCE SHEETS
(In Thousands)

	May 25, 2003	May 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$8,621	$8,475
Income taxes receivable	1,546	2,498
Other receivables	4,441	4,858
Inventories	6,545	7,637
Prepaid expenses	9,633	8,124
Deferred income taxes	1,312	1,980

Total current assets	32,098	33,572
Land, property and equipment:
Land	91,680	97,458
Property and equipment, net of accumulated depreciation of $157,523 in 2003 and $148,462 in 2004, respectively	169,399	178,561
Capital leases, net of accumulated amortization of $10,683 in 2003 and $14,486 in 2004, respectively	38,467	43,506

Land, property and equipment, net	299,546	319,525
Other assets:
Notes receivable, net of current portion and deferred gain	2,542	4,042
Goodwill	61,785	60,861
Other intangibles, net of accumulated amortization of $12,064 in 2003 and $12,638 in 2004, respectively	20,135	19,178
Other	8,245	9,017

Total other assets	92,707	93,098

Total assets	$424,351	$446,195

LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
Accounts payable	$35,569	$38,629
Accrued expenses	27,040	26,744
Current portion of long-term debt	23,143	29,112
Current portion of financing obligations	161	268
Current portion of capital lease obligations	3,917	3,898

Total current liabilities	89,830	98,651
Long-term debt, net of current portion	188,796	190,293
Financing obligations, net of current portion	101,979	118,156
Capital lease obligations, net of current portion	38,458	43,712
Deferred income taxes	7,175	8,260
Other liabilities and deferred credits	26,826	26,985

Total liabilities	453,064	486,057
Commitments and contingent liabilities
Net capital deficiency:
Common stock	2	2
Additional paid-in capital	13,691	14,570
Retained earnings	32,859	39,661
Treasury stock	—	(17,245)
Stock notes receivable	(11,505)	(10,480)
Notes and advances due from affiliates	(63,760)	(66,370)

Net capital deficiency	(28,713)	(39,862)

Total liabilities and net capital deficiency	$424,351	$446,195

See accompanying notes to combined financial statements.

RTM RESTAURANT GROUP
COMBINED STATEMENTS OF OPERATIONS
(In Thousands)

	Year Ended
	May 26, 2002	May 25, 2003	May 30, 2004

Net sales	$684,407	$707,932	$739,996
Costs and expenses:
Costs of operations, excluding depreciation and amortization	543,015	558,944	602,506
General and administrative, excluding depreciation and amortization	83,656	86,533	77,710
Depreciation and amortization	27,616	24,384	24,926

	654,287	669,861	705,142

Operating profit	30,120	38,071	34,854
Interest expense, net	(30,840)	(32,945)	(34,285)
Other income	116	737	1,165

Income (loss) before income taxes and discontinued operations	(604)	5,863	1,734
Provision for income taxes	(2,295)	(4,556)	(795)

Income (loss) from continuing operations	(2,899)	1,307	939
Income from discontinued operations, net of income taxes of $946, $1,232, and $2,587 in 2002, 2003 and 2004, respectively	1,654	2,191	11,252

Net (loss) income	$(1,245)	$3,498	$12,191

See accompanying notes to combined financial statements.

RTM RESTAURANT GROUP
COMBINED STATEMENTS OF NET CAPITAL DEFICIENCY
(In Thousands)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Stock Notes Receivable	Notes and Advances Due From Affiliates	Total
Balance at May 27, 2001	$2	$1,140	$39,402	$(184)	$(9,997)	$(42,916)	$(12,553)
Net loss	—	—	(1,245)	—	—	—	(1,245)
Repurchase of common stock	—	—	—	(1,968)	807	53	(1,108)
Sale and issuance of common stock	—	5,534	—	2,152	(3,391)	—	4,295
Vested stock awards	—	2,705	—	—	—	—	2,705
Shareholder loan transactions, net	—	—	—	—	2,971	—	2,971
Dividends and distributions	—	—	(6,796)	—	—	—	(6,796)
Loans to affiliates, net	—	—	—	—	—	(7,347)	(7,347)

Balance at May 26, 2002	2	9,379	31,361	—	(9,610)	(50,210)	(19,078)
Net income	—	—	3,498	—	—	—	3,498
Repurchase of common stock	—	—	—	(3,992)	608	—	(3,384)
Sale and issuance of common stock	—	1,878	—	3,992	(2,481)	—	3,389
Vested stock awards	—	2,434	—	—	—	—	2,434
Shareholder loan transactions, net	—	—	—	—	(22)	—	(22)
Dividends and distributions	—	—	(2,000)	—	—	—	(2,000)
Loans to affiliates, net	—	—	—	—	—	(13,550)	(13,550)

Balance at May 25, 2003	2	13,691	32,859	—	(11,505)	(63,760)	(28,713)
Net income	—	—	12,191	—	—	—	12,191
Repurchase of common stock and members' interest	—	—	(1,389)	(17,696)	2,406	216	(16,463)
Sale of common stock	—	—	—	451	—	—	451
Vested stock awards	—	879	—	—	—	—	879
Shareholder loan transactions, net	—	—	—	—	(1,381)	—	(1,381)
Dividends and distributions	—	—	(4,000)	—	—	—	(4,000)
Loans to affiliates, net	—	—	—	—	—	(2,826)	(2,826)

Balance at May 30, 2004	$2	$14,570	$39,661	$(17,245)	$(10,480)	$(66,370)	$(39,862)

See accompanying notes to combined financial statements.

RTM RESTAURANT GROUP
COMBINED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended
	May 26, 2002	May 25, 2003	May 30, 2004
Cash flows from operating activities
Net income (loss)	$(1,245)	$3,498	$12,191
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization, continuing operations	27,616	24,384	24,926
Depreciation and amortization, discontinued operations	2,290	1,745	1,413
Stock-based compensation expense (income)	8,668	9,348	(53)
Deferred income taxes	(928)	150	418
(Gain) loss on sales of units	340	3	(518)
Gain on sale of discontinued operations	—	—	(10,874)
Changes in operating assets and liabilities:
Income taxes receivable	(19)	(97)	(952)
Other receivables	(314)	748	(471)
Inventories	703	(383)	(1,092)
Accounts payable	(3,601)	7,810	3,060
Accrued expenses	736	(3,142)	(296)
Prepaid expenses	(352)	(2,414)	1,509
Other liabilities and deferred credits	3,286	2,631	2,691

Net cash provided by operating activities	37,180	44,281	31,952
Cash flows from investing activities
Purchase of land, property, and equipment	(5,457)	(11,988)	(25,520)
Notes and advances due from affiliates	(7,054)	(13,550)	(2,826)
Additions to notes receivable	(6,375)	(621)	(2,195)
Collections on notes receivable	11,281	2,036	1,368
Proceeds from disposal of land and property	4,122	1,822	3,971
Purchase of other assets	(4,432)	(3,262)	(2,506)
Proceeds from disposal of other assets	923	3,298	390
Proceeds from sale of Phoenix district	—	—	13,950
Other	—	513	67

Net cash used in investing activities	(6,992)	(21,752)	(13,301)
Cash flows from financing activities
Proceeds from issuance of long-term debt	5,982	17,475	22,971
Payments on long-term debt, financing and capital lease obligations	(27,295)	(31,814)	(36,110)
Repurchase of treasury stock	(831)	(1,750)	(720)
Proceeds from sale of treasury stock	—	1,511	451
Payments of dividends and distributions	(6,796)	(2,000)	(4,000)
Purchase of members' interest	—	—	(1,389)

Net cash used in financing activities	(28,940)	(16,578)	(18,797)

Net increase (decrease) in cash and cash equivalents	1,248	5,951	(146)
Cash and cash equivalents at the beginning of the period	1,422	2,670	8,621

Cash and cash equivalents at the end of the period	$2,670	$8,621	$8,475

Supplemental cash flow information
Cash paid for interest	$30,351	$39,719	$39,192
Cash paid for income taxes, net of refunds	7,202	5,419	4,275
Noncash investing and financing activities
Additions to capital lease and financing obligations	16,918	17,105	26,168
Treasury stock acquired in exchange for notes payable and other consideration	586	1,634	14,354
Sale and issuance of common stock for notes	3,391	2,481	—
Purchase of minority interests by issuance of common stock	4,295	—	—
Note receivable from sale of Phoenix district	—	—	2,000
Cancellation of notes receivable from shareholders and affiliates in share repurchases	860	608	2,622
Other noncash stock transactions	309	—	—

See accompanying notes to combined financial statements.

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
(In Thousands, Except Share and Per Share Amounts)

May 30, 2004

1. Organization of the Group

      RTM Restaurant Group (the “Group”) is not a legal entity, but rather the combination of the financial statements of RTM Restaurant Group, Inc. (“RTMRG”) and its two wholly-owned subsidiaries, RTM, Inc. (and its subsidiaries) (“RTM”) and RTM Partners, Inc. (and its subsidiaries) (“Partners”), along with RTM Acquisition Company, L.L.C. (“RTMAC”), and RTM Management Company, L.L.C. (“Management”). These entities are owned and controlled by the same group of individuals (the “Owners”). Two of the companies were organized as Georgia limited liability companies. These limited liability companies and the related operating agreements shall be dissolved and terminated at the earlier of the written consent of a Majority Interest, as defined, sale of the company, legal decree, or December 31, 2050.

      The Group is the largest licensee of Arby's® restaurants, owning and operating 772 Arby's restaurants as of May 30, 2004. The Arby's license agreements initially extend for twenty years and are renewable for successive twenty-year terms.

2. Summary of Significant Accounting Policies

Basis of Presentation

      The combined financial statements include the accounts of RTMRG, RTM, Partners, RTMAC and Management. All significant inter-entity balances and transactions have been eliminated.

Fiscal Year

      The Group reports on a fiscal year consisting of 52 or 53 weeks ending on the last Sunday in May. Each of the Group's 2002 and 2003 fiscal years contained 52 weeks and the 2004 fiscal year contained 53 weeks. The Group's 2002 fiscal year commenced on May 27, 2001 and ended on May 26, 2002, the 2003 fiscal year commenced on May 27, 2002 and ended on May 25, 2003, and the 2004 fiscal year commenced on May 26, 2003 and ended on May 30, 2004.

Cash and Cash Equivalents

      Cash and cash equivalents consist principally of cash, including interest-bearing bank accounts.

Inventories

      Inventories consist primarily of food, beverages, and supplies and are valued at the lower of first-in, first-out cost or market.

Property and Equipment

      Property and equipment are stated at cost. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss is reflected in the statements of operations. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets, generally ranging from 3 to 30 years, or the term of the lease for leasehold improvements, if shorter. Leasehold improvements under leases for which there exists an economic compulsion to renew the lease under one or more renewal options are amortized over the term of the lease plus anticipated renewal periods. For such leases, minimum lease payments are recognized on a straight-line basis over the lease term, including the anticipated renewal periods. Routine

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

2. Summary of Significant Accounting Policies—(Continued)

maintenance and repairs are charged to expense, and expenditures for renewals and betterments are capitalized.

      Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, impairment is measured by comparing the carrying amount to the fair value or discounted future net cash flows. Management currently believes that no impairment exists with regard to the Group's long-lived assets.

License Fees, Favorable Licenses and Favorable Leases

      Initial license fees and acquisition costs allocated to license fees and favorable licenses are recorded as other intangible assets and are amortized on a straight-line basis over the contractual term of the agreements, including one renewal period for which renewal of the licenses and agreements is anticipated and the cost of renewal is nominal. Acquisition costs allocated to favorable leases are also recorded as other intangible assets and are amortized on a straight line basis over the term of the leases plus renewal periods for which renewal of the leases is anticipated in the valuation of the intangible assets.

Goodwill

      The Group adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), Goodwill and Other Intangible Assets, effective May 28, 2001. Under SFAS 142, goodwill is no longer amortized but is reviewed annually for impairment. The Group assesses the recoverability of goodwill on at least an annual basis, or more frequently if circumstances suggest potential impairment. Recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying amount of the reporting unit exceeds its fair value, the second step of the process involves a comparison of the fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill of a reporting unit exceeds the fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess. Under SFAS 142, a reporting unit is defined as an operating segment or one level below an operating segment, referred to as a component. For purposes of assessing impairment of goodwill the Group deems each district to be a reporting unit.

      The Group performed its annual impairment test during each fiscal year and concluded that no impairment of goodwill existed since the fair value of each of the Group's reporting units exceeded its carrying value. No events have occurred, nor circumstances changed subsequent to the most recent annual test that would reduce the fair value of the Group's reporting unit below its carrying value. The Group will continue to test for impairment on an annual basis or an interim basis if circumstances change that would indicate the possibility of impairment.

Stock Based Compensation

      The Group has elected to account for its stock awards and options in accordance with Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees. Based on the terms of the Group's stock awards and options, variable plan accounting is applied. As a result, the Group recognizes compensation expense related to stock awards and options or reverses previously recognized expense as the estimated market value of its common

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

2. Summary of Significant Accounting Policies—(Continued)

stock changes from year to year. Because the common stock is not publicly traded, there is no ready market from which to determine its value. As a result, the Group obtains an independent valuation to estimate the market value of its common stock. A critical estimate in the valuation is anticipated future cash flows of the business. This estimate is subject to change as a result of many factors including, among others, changing economic conditions and the competitive environment. The Group is not required to disclose the pro-forma effects of accounting for the options under Statement of Financial Accounting Standards No. 123 (“SFAS 123”), Accounting for Stock-Based Compensation, as the options are liability awards for which the accounting under SFAS 123 would be the same as the accounting recorded by the Group under APB 25.

Self-Insurance Reserves

      The Group records an estimate of the remaining costs to settle incurred self-insured workers' compensation claims. The Group purchases insurance policies which reimburse the Group in the event of claims over a specified amount. The estimate considers factors which may impact the ultimate cost of claims which include: the frequency and severity of historical claims, as well as changes in the business environment, benefit levels, health care costs and regulatory environment. The estimate also considers the impact of insurance which may reduce the overall cost of a given claim to the Group. In addition, at the balance sheet date, there may be incurred claims that have not been reported; accordingly, the Group may not be aware of them. An estimate of these incurred but not reported claims has been included in the reserve. The Group has provided letters of credit to various states, municipalities and insurance companies as collateral for certain of its liabilities attributable to workers' compensation.

Income Taxes

      The Group is comprised of five companies. Two of the companies are limited liability companies; accordingly, the tax attributes from the activities of those companies flow directly to the members of the limited liability companies. Thus, no tax provision, tax receivables or payables, or deferred tax assets or liabilities are reflected in the accompanying combined financial statements related to these companies. Three companies are C Corporations; accordingly, the tax attributes from the activities of those companies are reflected in the accompanying combined financial statements. Thus, tax provisions, tax receivables or payables, and deferred tax assets or liabilities arising from differences between the financial statement and tax basis of the assets and liabilities are reflected in the accompanying combined financial statements related to these companies. Deferred taxes are provided using currently enacted tax rates and regulation. A valuation allowance is provided for deferred tax assets for which realization is not deemed more likely than not.

Revenue Recognition

      Revenues from the sale of food and beverages are recognized at the time the products are sold and the cash is collected from the customer.

Advertising Expense

      Advertising costs are expensed as incurred. The Group charges advertising costs, including contributions made to advertising cooperatives, to expense ratably in relation to revenues over the year in which incurred. Advertising expense from continuing operations totaled $39,893, $45,247 and $49,678 during 2002, 2003 and 2004, respectively.

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

2. Summary of Significant Accounting Policies—(Continued)

Fair Value of Financial Instruments

      The Group uses financial instruments in the normal course of its business. The carrying value approximates fair value for financial instruments that are short-term in nature, such as cash, accounts receivable and accounts payable. The Group estimates that the carrying value of the Group's long-term debt and notes receivable approximates fair value based on current rates offered to and by the Group for debt and notes of the same remaining maturities. It is not practicable to assess the fair value of affiliate receivables, because the timing of receipts is not fixed.

Gains and Losses on Restaurant Sales

      From time to time to optimize its store locations, the Group sells certain of its restaurants. The Group defers gains on unit sales when it has continuing involvement in the restaurants sold. Deferred gains are recognized over the remaining term of the continuing involvement. The Group also defers gains to the extent of proceeds in the form of notes receivable, when the purchaser is thinly capitalized and highly leveraged. These deferred gains are recognized as the cash is received or continuing involvement ceases and collectibility is reasonably assured. Losses are recognized immediately. The computation of gains or losses also includes an allocation of goodwill if the underlying unit was acquired through a transaction accounted for by the purchase method.

Recently Issued Accounting Pronouncements

      The Financial Accounting Standards Board (“FASB”) issued the Revised Interpretation No. 46, Consolidation of Variable Interest Entities, in December 2003 (“FIN 46R”). The revised Interpretation requires that a variable interest entity be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation provisions of FIN 46R immediately apply to variable interest entities created after January 1, 2004 or interests in variable interest entities obtained after that date. For interests in variable interest entities obtained prior to January 1, 2004, the consolidation provisions of FIN 46R become effective for the Group in its fiscal year ending May 28, 2006.

      Although the Group has not adopted FIN 46R, and its provisions have not been applied in the accompanying financial statements, the Group has determined that, as of May 30, 2004, it holds interests in four variable interest entities that it would consolidate upon application of FIN 46R: Winners International Restaurants, Inc., Mrs. Winners, L.P. and Winners Partners (collectively “Winners”) and RTM Future Associates. These entities are under common control with the Group. Winners owns and operates 99 restaurants under the name of Mrs. Winner's Chicken & Biscuits in seven states. RTM Future Associates was established to purchase the stock of RTMRG's largest shareholder (see Note 17).

      The Group's maximum exposure to loss as a result of its involvement with Winners includes the Group's guarantee of $27,131 of Winners' debt as of May 30, 2004, the Group's guarantee of Winners' leases of $17,858 as of May 30, 2004 and the Group's commitment to provide liquidity support for Winners, as needed, over the next fiscal year. Such exposure excludes receivables from Winners of $54,036 as of May 30, 2004 that are included in net capital deficiency in the accompanying balance sheet. See Note 17 for further discussion.

      Additionally, the Group has determined that it holds a variable interest in the form of a note receivable from an entity that purchased restaurants from the Group subsequent to January 1, 2004. As more fully described in Note 4, in April 2004, the Group sold restaurants to an unrelated third party for cash and a note receivable. The buyer is a variable interest entity; however, the

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

2. Summary of Significant Accounting Policies—(Continued)

Group is not the primary beneficiary and, therefore, has not consolidated the entity. The Group's note receivable balance exposed to loss as a result of its involvement in this variable interest entity was $2,000 as of May 30, 2004.

      The Group may hold variable interests in the form of notes receivable from entities that purchased restaurants from the Group prior to January 1, 2004. The Group has not yet determined whether any such entities are variable interest entities or whether the Group would be required to consolidate any of them beginning in fiscal year 2006.

      In December 2004, the FASB issued a revision to Statement of Financial Accounting Standards No. 123 (SFAS 123R), Share Based Payment. The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The Statement eliminates the alternative method of accounting for employee share-based payments previously available under APB 25. The Statement will become effective for the Group in its fiscal year ending May 27, 2007. The Group is currently assessing the effect that the adoption of SFAS 123R will have on its financial position and results of operations.

      In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”), SFAS 150 would require that the Group's redeemable common stock be classified as a liability and measured at fair value. The effective date of SFAS 150 for nonpublic companies has been deferred indefinitely.

3. Significant Risks and Uncertainties

Nature of Operations

      The Group operates solely in the restaurant business through its Arby's® quick service restaurants specializing in slow-roasted roast beef sandwiches. Arby's restaurants also offer an extensive menu of chicken, turkey and ham sandwiches, side dishes and salads including Arby's Market Fresh® sandwiches. The Group's restaurants are located in 22 states throughout the United States. Information concerning the number of the Group's Arby's restaurants is as follows:

	May 26, 2002	May 25, 2003	May 30, 2004
	(Unaudited)
Open at beginning of year	760	771	788
Openings and acquisitions	18	25	29
Transfers	—	—	(38)
Closings	(7)	(8)	(7)

Open at the end of the year	771	788	772

Weighted average number in operation	768	779	790

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

3. Significant Risks and Uncertainties—(Continued)

      The Group's significant estimates which are susceptible to change in the near term relate to tax matters, RTMRG valuation estimates related to stock based compensation, self-insurance reserves, impairment of goodwill and long-lived assets and gains and losses related to the disposition of restaurants. The Group evaluates those estimates and assumptions on an ongoing basis utilizing historical experience and various other factors which the Group believes are reasonable under the circumstances.

Certain Risk Concentrations

      The Group does not have a single significant customer. However, the Group's restaurant business could be adversely affected by changing consumer preferences resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses. The Group believes that its vulnerability to risk concentrations related to significant vendors and sources of its raw materials is not significant, although increases in the cost of beef during 2004 due to market-wide supply and demand factors adversely affected profit margins of the Group's restaurants in 2004 and are expected to have a continuing effect on profit margins in 2005. The Group also believes that its vulnerability to risk concentrations related to geographical concentration is mitigated since the Group generally operates throughout the United States and has no foreign exposure.

4. Discontinued Operations

      On April 19, 2004, the Group sold all of its Arby's restaurants in the Phoenix, AZ district (the “Phoenix District”) to an unrelated third party for net proceeds of $15,950, including cash and a note receivable for $2,000 payable monthly over 10 years. The gain of $10,874 ($8,948 net of taxes) resulting from this transaction is included in income from discontinued operations, net of income taxes, in the accompanying combined statement of operations. Goodwill of $1,167 related to the Phoenix District was retired in connection with the sale.

      As of the date of the transaction, the Phoenix District's assets and liabilities were recorded at a net carrying value of approximately $4,432. The assets and liabilities of the Phoenix District included in the combined balance sheet as of May 25, 2003 and disposed of in the transaction are as follows:

May 25, 2003
Assets
Current assets	$786
Land, property and equipment, net	5,024
Other assets	1,521

Total assets	7,331
Liabilities
Current liabilities	1,373
Long-term debt, net of current portion	3,253
Other deferred credits	66

Total liabilities	4,692

Net assets	$2,639

      The Phoenix District's revenues were $36,504, $31,458 and $29,070, and income before income taxes was $1,045, $1,801, and $1,391, excluding gain on sale, in 2002, 2003 and 2004, respectively,

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

4. Discontinued Operations—(Continued)

and are included in income from discontinued operations, net of income taxes, in the accompanying combined statements of operations.

      See Note 19 for discussion of discontinued operations subsequent to May 30, 2004.

5. Acquisitions

      During 2002, 2003 and 2004, the Group acquired several businesses that operated Arby's restaurants. Each of these acquisitions was accounted for as a purchase and their results of operations are included beginning at the date of acquisition.

      The following summarizes the allocation of the aggregate purchase price of the Group's acquisitions:

	May 25, 2003	May 30, 2004
Assets:
Property and equipment	$50	$165
Goodwill	314	195
Other net assets acquired	36	5

Aggregate purchase price	$400	$365

6. Notes Receivable

      Notes receivable consist of the following:

	May 25, 2003	May 30, 2004
Sales of restaurants:
10% note receivable, due in monthly installments of $71 including interest beginning 2006	$4,187	$4,187
10% note receivable, due in monthly installments of $12 including interest through 2017	1,110	1,071
7.4% note receivable, due in monthly installments of $24 including interest through 2014	—	2,000
Other notes receivable with varying interest rates	2,107	1,592
Less deferred gains	(4,619)	(4,619)

	2,785	4,231
Less current portion	243	189

	$2,542	$4,042

      The notes described above resulting from the sales of restaurants are collateralized by the restaurants and by assignment of the license and franchise rights related to the restaurants or are guaranteed by the owner of the purchaser.

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

7. Property and Equipment and Capital Leases

      Property and equipment and capital leases, at cost, consist of the following:

	May 25, 2003	May 30, 2004
Property and equipment:
Buildings	$144,918	$156,064
Leasehold improvements	40,502	36,032
Equipment and automobiles	138,437	129,678
Construction in progress	3,065	5,249
Less accumulated depreciation	(157,523)	(148,462)

	$169,399	$178,561

Capital leases:
Buildings	$31,244	$38,594
Equipment	17,906	19,398
Less accumulated amortization	(10,683)	(14,486)

	$38,467	$43,506

      For continuing operations, the Group incurred depreciation expense of $24,055, $20,550 and $19,638 in 2002, 2003 and 2004, respectively, and amortization expense (including amortization of intangible assets) of $3,561, $3,834 and $5,288 in 2002, 2003 and 2004, respectively.

Real Estate Investment Joint Venture

      The Group has approximately a 50% interest in a joint venture with a third party whose purpose is to acquire, develop, construct, finance, lease and dispose of restaurant properties. The Group is involved in securing the land and constructing the buildings and enters into a lease with the joint venture for the restaurant properties. The joint venture then sells the land and building to a third party, subject to the lease. In accordance with the operating agreement, distributable cash flows are disbursed to the members of the joint venture. Gains are deferred and are amortized over the term of the lease for capital leases.

      In accordance with Emerging Issues Task Force Issue No. 97-10, The Effect of Lessee Involvement in Asset Construction, and Statement of Financial Accounting Standards No. 98, Accounting for Leases, the Group is considered the owner of the property for accounting purposes while the property is held by the joint venture. In addition, the purchase of properties by the joint venture in connection with an acquisition by the Group in 2001 and the concurrent lease of such properties by the Group have been accounted for as a financing transaction. Accordingly, the land and building, along with the related financing obligations, are recorded in the accompanying financial statements.

      The amounts reported in the balance sheets related to all of the properties subject to such leases are as follows:

	As of
	May 25, 2003	May 30, 2004
Land, property and capital leases	$34,655	$41,431
Financing obligations	$20,091	$20,984
Capital lease obligations	$15,857	$22,716

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

8. Other Intangible Assets

      Other intangible assets consist of the following:

	May 25, 2003			May 30, 2004
	Gross Asset	Accumulated Amortization	Net Book Value	Gross Asset	Accumulated Amortization	Net Book Value
License fees	$11,481	$(3,374)	$8,107	$11,729	$(3,592)	$8,137
Favorable licenses	12,404	(5,602)	6,802	12,251	(5,992)	6,259
Favorable leases	7,744	(2,983)	4,761	7,266	(2,920)	4,346
Non-compete agreement	570	(105)	465	570	(134)	436

	$32,199	$(12,064)	$20,135	$31,816	$(12,638)	$19,178

      As of May 30, 2004, the estimated aggregate amortization expense related to other intangible assets for the next five fiscal years is as follows: 2005—$962; 2006—$880; 2007—$857; 2008—$838 and 2009—$818. The weighted average useful life of the licenses and favorable leases is 34 and 10 years, respectively.

9. Other Assets

      Other assets consist of the following:

	May 25, 2003	May 30, 2004
Receivables from split-dollar life insurance contract policy owners	$2,444	$3,043
Market development agreement deposit	1,950	1,726
Cash surrender value of life insurance policies	750	1,329
Financing commitment fees	1,274	1,210
Lease acquisition costs	1,148	979
Refundable deposits	500	555
Other	179	175

	$8,245	$9,017

      The receivables from split-dollar life insurance contracts are collateralized by the cash surrender value of the life insurance policies.

10. Debt

      Long-term debt consists of:

	May 25, 2003	May 30, 2004
Installment notes payable to financial institutions and commercial lenders through 2024 at varying interest rates up to 14.2%	$209,496	$206,379
Stock repurchase notes payable through 2024 with interest at 5.31% to 7.74%	984	12,445
Notes to shareholders, payable through 2013 at interest rates ranging from 4.3% to 10%	1,459	581

	211,939	219,405
Less current portion	23,143	29,112

	$188,796	$190,293

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

10. Debt—(Continued)

      The Group incurred interest expense of $32,520, $34,213 and $35,664 and the Group also recorded interest income of $1,268, $825 and $501, in 2002, 2003 and 2004, respectively. The Group capitalized $412, $443, and $878 of interest expense in 2002, 2003, and 2004, respectively. The total net interest expense from continuing operations in 2002, 2003, and 2004 was $30,840, $32,945 and $34,285, respectively.

      The Group has pledged certain receivables, land, buildings and equipment, leases and license agreements with a net book value of approximately $172,266 as collateral for the above notes. Certain notes include financial covenants, of which the most significant are minimum requirements of cash flow, debt-to-equity ratios and net worth. At May 30, 2004, the Group was not in compliance with certain financial covenants. The Group has obtained waivers through at least May 31, 2005 from each financial institution to which these covenants apply. Certain of the notes also include other customary provisions including subjective acceleration clauses for material adverse changes. The Group has evaluated the likelihood of acceleration of debt under these clauses as remote. In addition, the Group has guaranteed a third party's debt of approximately $750.

      The Group has two revolving line-of-credit agreements. One agreement was increased from $8,200 to $13,200 during 2004. This agreement bears interest at the prime rate (3.50%) plus .50% at May 25, 2003 and at the prime rate (4.00%) at May 30, 2004. This agreement expires April 1, 2005 and is secured by assets having a net book value of $1,168. The Group is negotiating a renewal of this facility. The Group must pay a quarterly fee of 0.375% on unused amounts and up to $6,000 of this line can be used for letters of credit. The second agreement allows for borrowings of up to $15,000 with interest based on the rate of 30-day commercial paper (1.24% at May 25, 2003 and 1.00% at May 30, 2004) plus 2.65%. This agreement expires November 30, 2005 and is secured by assets having a net book value of $500. There were no outstanding balances under the line-of-credit agreements as of May 25, 2003 and May 30, 2004.

      Aggregate maturities of long-term debt at May 30, 2004 are as follows:

2005	$29,112
2006	24,474
2007	19,035
2008	16,779
2009	15,601
2010 and after	114,404

Total	$219,405

      As more fully described in Note 19, the Group intends to combine with Arby's Restaurant Group Inc. and, in connection therewith, substantially all of the Group's debt is expected to be retired or refinanced, along with the debt of Winners guaranteed by the Group. Were such debt to be retired as of May 30, 2004, management estimates prepayment penalties would aggregate approximately $20,000 at May 30, 2004, including $5,000 for the debt guaranteed by the Group.

      The Group is comprised of RTMRG, and its subsidiaries, along with two limited liability companies. RTMRG has 100,000,000 shares issued with no par value and has 100,000,000 and 94,469,393 shares outstanding as of May 25, 2003 and May 30, 2004, respectively. As of May 30, 2004, 5,530,607 shares were held in treasury resulting from repurchases of stock.

11. Net Capital Deficiency and Redeemable Common Stock

      RTMRG has stock repurchase agreements with all of its shareholders, except the largest shareholder (see Note 17), requiring the repurchase of RTMRG's stock when the shareholder is no

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

11. Net Capital Deficiency and Redeemable Common Stock—(Continued)

longer employed by the Group. The redemption value of the common stock is based on appraised value and is payable over periods up to 20 years. At May 30, 2004, the redemption value of such stock was $133,398.

12. Stock Option Plan

      RTMRG has awarded stock options to certain of its key executives. The stock option agreements contain certain provisions that require them to be accounted for using variable accounting under APB 25. Accordingly, RTMRG recognizes compensation expense as the value of the common stock changes from year to year.

      The Group recognized compensation expense associated with stock options of $2,108, $1,953 and $500 in 2002, 2003 and 2004, respectively.

      A summary of stock option activity and related information is as follows:

	2002		2003		2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of the year	924,008	$1.51	4,335,430	$1.37	4,411,422	$1.76
Granted	3,411,422	1.33	1,000,000	3.24	2,500,000	3.30
Exercised	—	—	(924,008)	1.51	(1,000,000)	3.24

Outstanding at end of the year	4,335,430	1.37	4,411,422	1.76	5,911,422	2.16
Exercisable at end of year	924,008	1.51	682,284	1.33	2,364,569	2.14

      The exercise prices of the options range from $1.03 to $3.56 per share and the options vest over periods up to five years. The options do not have stated expiration dates.

13. Stock Awards

      Prior to May 26, 2002, the Group sold stock to employees in exchange for notes receivable. The stock was guaranteed to appreciate at 10% per year until vested at the later of 5 years or the date the note receivable, with interest accruing at 10% per year, was fully collected. Since the employee did not assume the risks and rewards of stock ownership, these stock awards have been accounted for as stock appreciation rights. Accordingly, the Group records compensation expense or reversal of expense on changes in the estimated market value of such stock until the shares are fully vested and are “mature” (six months after the shares are fully vested). At such time, the resulting liability is credited to additional paid-in capital. Compensation expense (reversal of expense) recorded for these stock awards was $6,560, $6,584 and ($553) in 2002, 2003 and 2004, respectively.

      During the year ended May 26, 2002, 13,100,576 shares of such nonvested stock awards were issued. Nonvested stock awards outstanding at May 25, 2003 and May 30, 2004 aggregated 10,767,332 and 9,601,190 shares.

      The notes receivable for stock purchases are recorded in net capital deficiency.

14. Leases

      The Group leases offices, restaurants, and equipment under various agreements through 2030. Substantially all of the restaurant leases have initial lease terms of 15 to 20 years with two to three renewal options of five years. Many of the restaurant leases have rents that escalate over the

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

14. Leases—(Continued)

base lease term and some contain provisions for additional rent based on a percentage of gross sales. Certain leases of restaurants in sale-leaseback transactions in which the Group has continuing involvement in the property sold in the form of a repurchase or purchase option or renewal options at other than fair market value at the renewal date are accounted for as financing obligations. Certain leases of restaurants under lease agreements with certain non-performance related default covenants are accounted for as capital leases. Certain leases of restaurant equipment are also accounted for as capital leases.

      Minimum and contingent rentals, net of sublease rental income, that comprise rental expense from continuing operations are as follows:

	May 26, 2002	May 25, 2003	May 30, 2004
Minimum rentals	$36,095	$37,502	$40,051
Contingent rentals	2,418	2,249	2,126

Total rent expense	$38,513	$39,751	$42,177

      As of May 30, 2004, future minimum rental commitments under noncancelable leases are as follows:

	Capital Leases	Financing Obligations	Operating Leases
2005	$8,349	$12,500	$45,791
2006	7,179	12,664	42,566
2007	6,155	12,846	38,437
2008	5,253	12,984	34,444
2009	4,612	13,144	31,107
2010 and thereafter	58,185	155,043	231,167

Total minimum lease payments	89,733	219,181	$423,512

Payment in kind of property at end of lease term		79,237
Less amount representing interest	42,123	179,994

Capital lease and financing obligations	47,610	118,424
Less current portion	3,898	268

Noncurrent portion	$43,712	$118,156

      The Group leases and subleases restaurants and office facilities to third parties under various operating lease agreements through 2030 with renewal options. As of May 30, 2004, future minimum rentals due under noncancelable tenant and subtenant leases are as follows:

2005	$10,370
2006	9,561
2007	8,775
2008	8,303
2009	7,041
2010 and thereafter	47,707

Total minimum lease payments	$91,757

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

15. Income Taxes

      The components of the combined provision for income taxes for the Group are as follows:

	Year Ended
	May 26, 2002	May 25, 2003	May 30, 2004

Current expense:
Federal	$2,859	$3,808	$1,714
State	1,310	1,830	1,250

	4,169	5,638	2,964
Deferred expense (benefit):
Federal	(464)	(179)	(77)
State	(464)	329	495

	(928)	150	418

Total income tax expense	$3,241	$5,788	$3,382

      The combined provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory income tax rate to pretax income as a result of the following differences:

	Year Ended
	May 26, 2002	May 25, 2003	May 30, 2004
Income tax expense at the statutory rate	$699	$3,250	$5,451
State income taxes, net of federal income tax benefit	551	1,242	1,122
Valuation allowance	522	365	210
Employment tax credits	(377)	(536)	(503)
Stock compensation expense (reversed)	1,782	2,247	(271)
Income (loss) of nontaxable entities	116	(1,804)	(3,119)
Other, net	(52)	1,024	492

	$3,241	$5,788	$3,382

      A reconciliation of income taxes from continuing operations to total income tax expense follows:

	Year Ended
	May 26, 2002	May 25, 2003	May 30, 2004
Income tax expense from continuing operations	$2,295	$4,556	$795
Income tax expense from discontinued operations	946	1,232	2,587

Total income tax expense	$3,241	$5,788	$3,382

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

15. Income Taxes—(Continued)

      Significant components of deferred tax assets and liabilities are as follows:

	May 25, 2003	May 30, 2004
Deferred tax assets:
Financing and capital lease obligations	$4,257	$5,597
State net operating loss carryforwards	2,268	2,478
Stock option expense	2,185	2,437
Insurance accruals	1,118	1,750
Straight-line rent accrual	1,433	2,007
Other currently nondeductible accruals	499	470
Tax over book interest income	579	366
Other	843	796

Gross deferred tax assets	13,182	15,901
Less valuation allowance	2,268	2,478

Net deferred tax asset	10,914	13,423
Deferred tax liabilities:
Depreciation and amortization	(15,137)	(17,825)
Installment sales	(1,640)	(1,595)
Other	—	(283)

Gross deferred tax liability	(16,777)	(19,703)

Net deferred tax liability	$(5,863)	$(6,280)

      As of May 30, 2004, the Group had approximately $58,000 of state operating loss available for carryforward, which may be used to offset future state taxable income, and which begin expiring in 2006. Because state tax returns are generally filed on a separate return basis, the Group is not able to offset combined income with the subsidiaries losses. A valuation allowance has been provided for the state loss carryforwards as cumulative losses create uncertainty about the realization of the tax benefits in future years.

      Net income (loss) would have been ($1,129), $1,694 and $9,072, and provision for income taxes would have been $3,125, $7,592 and $6,501 in 2002, 2003, and 2004, respectively, if the non-taxable entities had been subject to tax at the statutory federal income tax rate.

16. Employee Benefit Plans

      Since 2001, the Group maintains a defined contribution 401(k) plan covering substantially all employees of the Group and other affiliates who have met certain service and age requirements. The provisions of the plan allow employees to contribute up to 15% of gross earnings. The Group matches 25% of the first 4% of gross earnings contributed by employees. The Group's matching contributions totaled $291, $327 and $242 in 2002, 2003 and 2004, respectively.

17. Related Party Transactions

      The Group is affiliated through common ownership with Winners, Lee's Famous Recipe, Inc. and subsidiaries (“Lee's”), Marketing Events Partners, Inc. (“MVP”), RTM Family Restaurants, L.L.C. (“RTMFR”), RTM Future Associates (“RTMFA”), RTM Foundation and Crown Restaurants, Inc.

      As of May 25, 2003 and May 30, 2004, receivables from and cash advances to Winners aggregated $51,660 and $54,036, respectively. These receivables have been classified in net capital

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

17. Related Party Transactions—(Continued)

deficiency in the accompanying balance sheets. The Group recognized interest income related to such receivables and cash advances of $1,672, $70 and $48 in 2002, 2003 and 2004, respectively. The Group received $38, $12, and $12 in 2002, 2003, 2004, respectively, from Winners for management fees. The Group paid $149, $160 and $115 in 2002, 2003 and 2004, respectively, to Winners for royalties and advertising. As of May 30, 2004, the Group has guaranteed $27,131 of Winners' debt and $17,858 of Winners' leases. RTM has committed to provide liquidity support for Winners, as needed, during the 2005 fiscal year.

      On October 14, 2004, RTMFR was merged into Group. Since RTMFR was under common control with the Group, the merger has been accounted for on a basis equivalent to a pooling of interests and the carrying values of RTMFR's assets and liabilities and the results of its operations have been combined with those of the Group for all periods presented. Such merger did not have a significant impact on the Group's combined financial statements.

      As of May 25, 2003 and May 30, 2004, the Group had an unsecured advance due from Lee's of $4,348 and $4,230, respectively. Subsequent to May 30, 2004, $3,435 of such advances was forgiven. Such advances have been classified in net capital deficiency in the accompanying balance sheets. Interest income of $221, $265 and $(265) in 2002, 2003 and 2004, respectively, has been recognized related to cash advances to Lee's. The $265 of interest income in 2003, related to the advance due from Lee's, was reversed in 2004 because it was determined that the interest would not be collected. As of May 30, 2004, the Group had guaranteed $10,074 of leases of restaurants previously operated by Lee's.

      The Group has transactions with non-combined affiliates on a daily basis that are typically settled monthly, and are included in other receivables and accounts payable. As of May 25, 2003 and May 30, 2004, the total of non-combined affiliate balances included in other receivables was $1,123 and $1,020, respectively, and the total of non-combined affiliate balances included in accounts payable was $199 and $6, respectively.

      The Group shares certain common management and employees with Marketing Event Partners (“MVP”). MVP manages golf tournaments and related charitable events and provides special event and meeting planning services. As of May 25, 2003 and May 30, 2004, the Group has advanced $200 and $390, respectively, to MVP, and has recognized interest on these advances of $4 and $11 in 2003 and 2004, respectively. Employees of MVP are paid by, and have their benefits administered by the Group, which in turn is reimbursed by MVP for these expenses quarterly. The Group paid MVP consulting fees for planning services of $360 and $440 in 2003 and 2004, respectively.

      The Group contributed $650, $678 and $560 in 2002, 2003 and 2004, respectively, to the RTM Foundation. The RTM Foundation was created to provide aid and support to other nonprofit organizations.

      The Group has advanced $1,077 and $723 to certain shareholders as of May 25, 2003 and May 30, 2004, respectively.

      RTM Future Associates (“RTMFA”) is an affiliated entity established to purchase the stock controlled by the largest shareholder in the event of his death. This redemption agreement is collateralized by a group of life insurance policies owned by RTMFA. In the event the life insurance proceeds are less than the appraised value of the shares, RTMRG will acquire the remaining shares in exchange for promissory notes. At May 30, 2004, the redemption value of such shareholder's stock was $101,000. As of May 30, 2004, the face amount of the policies totals $71,000.

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

17. Related Party Transactions—(Continued)

      The premiums on the policies held by RTMFA are paid by RTMRG on behalf of RTMFA. The premiums are to be reimbursed from future death benefits. At termination of the agreement prior to the death of the shareholder, the premiums would be repaid to the extent of cash surrender value plus loans against cash surrender value. The agreement is terminated if RTMRG becomes a public company or a subsidiary of a public company. Since RTMFA is under common control with the Group, the premiums paid in excess of cash surrender value of $587 in 2002, $225 in 2003 and $(79) in 2004, have been accounted for as an equity transaction in the accompanying financial statements. The accumulated balances of premiums paid in excess of cash surrender value on RTMFA policies was $5,193 and $5,114 at May 25, 2003 and May 30, 2004, respectively, and have been classified in net capital deficiency in the accompanying balance sheets.

      As of May 25, 2003 and May 30, 2004, the Group had advances to RTMFA of $1,291 and $1,615, respectively. Such advances have been classified in net capital deficiency in the accompanying balance sheets.

      The Group had receivables from split-dollar life insurance contract policy owners, who are shareholders, in excess of cash surrender value of $1,268 and $1,375 at May 25, 2003 and May 30, 2004, respectively. Such advances have been classified in net capital deficiency in the accompanying balance sheets.

18. Commitments and Contingent Liabilities

      Pending court approval, the Group has reached a settlement with a third party regarding the accessibility of the Group's restaurants to individuals in accordance with the Americans with Disabilities Act. The Group estimates it will make capital expenditures and pay related fees aggregating approximately $9,000 over the next 8 years to meet the requirements of the settlement.

      Under its development agreement with Arby's Restaurant Group (“ARG”), the Group has agreed to develop 204 more Arby's restaurants by December 31, 2010, with specific annual commitments for each calendar year until that time. The Group's commitment may be reduced for each restaurant developed by another franchisee in the Group's territories.

      Standby letters of credit primarily related to workers' compensation insurance are issued to provide collateral to insurance companies, states or municipalities. In the event the Group fails to pay insurance claims, the issuing bank may be asked to release some or all of this collateral to the insurance company, state or municipality. As of May 30, 2004, such standby letters of credit totaled $5,800.

      As of May 30, 2004, the Group had guaranteed leases of $8,168 related to Arby's restaurants previously operated by the Group.

19. Subsequent Events

Merger Transaction

      The Group and Triarc Companies Inc. have announced their intent to enter into a series of transactions which will result in the merger of Arby's Restaurant Group Inc. and the Group. The resulting entity will operate solely in the restaurant business as the franchisor of the Arby's restaurant system and the owner of the Arby's restaurant operations of Arby's Restaurant Group, Inc. and the Group. The transactions contemplate that substantially all of the outstanding debt of the Group will be repaid or refinanced.

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)

19. Subsequent Events—(Continued)

Sale of Restaurants

      On September 13, 2004, the Group sold the operations of 4 of its restaurants in Georgia to a former stockholder for net proceeds of $3,513, including a note receivable for $832, receipt of the shareholder's stock of $108, and cash. On September 27, 2004, the Group sold the operations of 6 of its restaurants in Indiana to a former stockholder for net proceeds of $3,675, including receipt of the shareholder's stock of $1,590, and cash. As of the date of the transactions, the assets and liabilities disposed of related to these 10 restaurants were recorded at a net carrying value of approximately $865.

      For purposes of these financial statements, the results of operations of these restaurants have been included in discontinued operations. Revenues related to the 10 restaurants sold in September were $9,551, $10,380 and $10,746, and income before income taxes was $1,555, $1,622 and $1,574 in 2002, 2003 and 2004, respectively, and are included in income from discontinued operations, net of income taxes, in the accompanying combined statements of operations.

COMBINED FINANCIAL STATEMENTS
RTM Restaurant Group

As of May 30, 2004 and March 6, 2005 and for the
Forty Weeks Ended February 29, 2004 and March 6, 2005

RTM RESTAURANT GROUP
COMBINED FINANCIAL STATEMENTS
As of May 30, 2004 and March 6, 2005 and for the
Forty Weeks Ended February 29, 2004 and March 6, 2005

RTM RESTAURANT GROUP
COMBINED BALANCE SHEETS
(In Thousands)

	May 30, 2004	March 6, 2005
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,475	$10,846
Income taxes receivable	2,498	3,516
Other receivables	4,858	4,065
Inventories	7,637	6,398
Prepaid expenses	8,124	9,782
Deferred income taxes	1,980	2,047

Total current assets	33,572	36,654
Land, property and equipment:
Land	97,458	104,429
Property and equipment, net of accumulated depreciation of $148,462 in 2004 and $155,149 in 2005, respectively	178,561	178,125
Capital leases, net of accumulated amortization of $14,486 in 2004 and $17,905 in 2005, respectively	43,506	45,277

Land, property and equipment, net	319,525	327,831
Other assets:
Notes receivable, net of current portion and deferred gain	4,042	3,200
Goodwill	60,861	63,798
Other intangibles, net of accumulated amortization of $12,638 in 2004 and $12,793 in 2005, respectively	19,178	18,816
Other	9,017	8,671

Total other assets	93,098	94,485

Total assets	$446,195	$458,970

LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
Accounts payable	$38,629	$43,117
Accrued expenses	26,744	27,179
Current portion of long-term debt	29,112	42,211
Current portion of financing obligations	268	356
Current portion of capital lease obligations	3,898	4,226

Total current liabilities	98,651	117,089
Long-term debt, net of current portion	190,293	171,427
Financing obligations, net of current portion	118,156	131,167
Capital lease obligations, net of current portion	43,712	46,326
Deferred income taxes	8,260	6,130
Other liabilities and deferred credits	26,985	28,180

Total liabilities	486,057	500,319
Commitments and contingent liabilities
Net capital deficiency:
Common stock	2	2
Additional paid-in capital	14,570	14,570
Retained earnings	39,661	44,412
Treasury stock	(17,245)	(20,720)
Stock notes receivable	(10,480)	(11,892)
Notes and advances due from affiliates	(66,370)	(67,721)

Net capital deficiency	(39,862)	(41,349)

Total liabilities and net capital deficiency	$446,195	$458,970

See accompanying notes to combined financial statements.

RTM RESTAURANT GROUP
COMBINED STATEMENTS OF OPERATIONS
(In Thousands)
(Unaudited)

	Forty Weeks Ended
	February 29, 2004	March 6, 2005
Net sales	$550,769	$606,295
Costs and expenses:
Costs of operations, excluding depreciation and amortization	450,108	488,812
General and administrative, excluding depreciation and amortization	56,692	61,701
Depreciation and amortization	18,200	22,334

	525,000	572,847

Operating profit	25,769	33,448
Interest expense, net	(25,918)	(27,960)
Other income	992	1,026

Income before income taxes and discontinued operations	843	6,514
Provision for income taxes	375	1,697

Income from continuing operations	468	4,817
Income from discontinued operations, net of income taxes of $686 and $1,978 in 2004 and 2005, respectively	589	3,516

Net income	$1,057	$8,333

See accompanying notes to combined financial statements.

RTM RESTAURANT GROUP
COMBINED STATEMENTS OF NET CAPITAL DEFICIENCY
(In Thousands)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Stock Notes Receivable	Notes and Advances Due From Affiliates	Total
Balance at May 25, 2003	$2	$13,691	$32,859	$—	$(11,505)	$(63,760)	$(28,713)
Net income	—	—	12,191	—	—	—	12,191
Repurchase of common stock and members' interest	—	—	(1,389)	(17,696)	2,406	216	(16,463)
Sale of common stock	—	—	—	451	—	—	451
Vested stock awards	—	879	—	—	—	—	879
Shareholder loan transactions, net	—	—	—	—	(1,381)	—	(1,381)
Dividends and distributions	—	—	(4,000)	—	—	—	(4,000)
Loans to affiliates, net	—	—	—	—	—	(2,826)	(2,826)

Balance at May 30, 2004	2	14,570	39,661	(17,245)	(10,480)	(66,370)	(39,862)
Net income	—	—	8,333	—	—	—	8,333
Repurchase of common stock and members' interests	—	—	—	(3,475)	—	—	(3,475)
Shareholder loan transactions, net	—	—	—	—	228	—	228
Member's contribution	—	—	1,640	—	(1,640)	—	—
Dividends and distributions	—	—	(5,222)	—	—	—	(5,222)
Loans to affiliates, net	—	—	—	—	—	(1,351)	(1,351)

Balance at March 6, 2005 (unaudited)	$2	$14,570	$44,412	$(20,720)	$(11,892)	$(67,721)	$(41,349)

See accompanying notes to combined financial statements.

RTM RESTAURANT GROUP
COMBINED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Forty Weeks Ended
	February 29, 2004	March 6, 2005
Cash flows from operating activities
Net income	$1,057	$8,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, continuing operations	18,200	22,334
Depreciation and amortization, discontinued operations	1,473	70
Stock-based compensation expense	(41)	4,157
Deferred income taxes	(1,140)	(2,197)
Gain on sales of units	(441)	(490)
Gain on sale of discontinued operations	—	(4,940)
Changes in operating assets and liabilities:
Income taxes receivable	(3,392)	(1,018)
Other receivables	2,764	710
Inventories	(571)	1,239
Accounts payable	14,934	4,488
Accrued expenses	(2,664)	332
Prepaid expenses	3,459	(1,658)
Other liabilities and deferred credits	1,463	(1,146)

Net cash provided by operating activities	35,101	30,214
Cash flows from investing activities
Purchase of land, property, and equipment	(30,598)	(11,878)
Notes and advances due from affiliates	(2,305)	(1,351)
Additions to notes receivable	(1,389)	(2,134)
Collections on notes receivable	597	2,059
Proceeds from disposal of land and property	4,695	5,746
Purchase of other assets	(2,203)	(549)
Proceeds from disposal of other assets	13	734

Net cash used in investing activities	(31,190)	(7,373)
Cash flows from financing activities
Proceeds from issuance of long-term debt	29,625	13,559
Payments on long-term debt, financing and capital lease obligations	(26,882)	(26,542)
Repurchase of treasury stock and members' interests	(1,677)	(2,717)
Proceeds from sale of treasury stock	451	452
Payments of dividends and distributions	(4,000)	(5,222)

Net cash used in financing activities	(2,483)	(20,470)

Net increase in cash and cash equivalents	1,428	2,371
Cash and cash equivalents at the beginning of the period	8,621	8,475

Cash and cash equivalents at the end of the period	$10,049	$10,846

Supplemental cash flow information
Cash paid for interest	$32,243	$33,973
Cash paid for income taxes, net of refunds	3,978	6,309
Noncash investing and financing activities
Additions to capital lease and financing obligations	20,378	19,382
Treasury stock acquired in exchange for notes receivable and other consideration	17,831	1,210
Note receivable from sale of restaurants	—	832
Net liabilities assumed, notes and receivables exchanged and notes payable—issued in purchase of restaurants	—	3,120
Contribution of note receivable to members' equity	—	1,640

See accompanying notes to combined financial statements.

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

March 6, 2005

1. Organization of the Group

      RTM Restaurant Group (the “Group”) is not a legal entity, but rather the combination of the financial statements of RTM Restaurant Group, Inc. (“RTMRG”) and its two wholly-owned subsidiaries, RTM, Inc. (and its subsidiaries) (“RTM”) and RTM Partners, Inc. (and its subsidiaries) (“Partners”), along with RTM Acquisition Company, L.L.C. (“RTMAC”), and RTM Management Company, L.L.C. (“Management”). These entities are owned and controlled by the same group of individuals (the “Owners”). Two of the companies were organized as Georgia limited liability companies. These limited liability companies and the related operating agreements shall be dissolved and terminated at the earlier of the written consent of a Majority Interest, as defined, sale of the company, legal decree, or December 31, 2050.

      The Group is the largest licensee of Arby's® restaurants, owning and operating 773 Arby's restaurants as of March 6, 2005. The Arby's license agreements initially extend for twenty years and are renewable for successive twenty-year terms.

2. Summary of Significant Accounting Policies

Basis of Presentation

      The combined financial statements include the accounts of RTMRG, RTM, Partners, RTMAC and Management. All significant inter-entity balances and transactions have been eliminated.

Fiscal Year and Reporting Period

      The Group reports on a fiscal year consisting of 53 or 52 weeks ending on the last Sunday in May. The Group's 2004 fiscal year contained 53 weeks and the 2005 fiscal year contained 52 weeks. These financial statements include the combined statements of operations and cash flow for the 40 weeks ended February 29, 2004, the balance sheet as of May 30, 2004, the related combined statements of operations, cash flows and net capital deficiency for the 40 weeks ended March 6, 2005, and the balance sheet as of March 6, 2005.

Cash and Cash Equivalents

      Cash and cash equivalents consist principally of cash, including interest-bearing bank accounts.

Inventories

      Inventories consist primarily of food, beverages, and supplies and are valued at the lower of first-in, first-out cost or market.

Property and Equipment

      Property and equipment are stated at cost. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss is reflected in the statements of operations. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets, generally ranging from 3 to 30 years, or the term of the lease for leasehold improvements, if shorter. Leasehold improvements under leases for which there exists an economic compulsion to renew the lease under one or more renewal options are amortized over the term of the lease plus anticipated renewal

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

2. Summary of Significant Accounting Policies—(Continued)

periods. For such leases, minimum lease payments are recognized on a straight-line basis over the lease term, including the anticipated renewal periods. Routine maintenance and repairs are charged to expense, and expenditures for renewals and betterments are capitalized.

      Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, impairment is measured by comparing the carrying amount to the fair value or discounted future net cash flows. No impairment charges were recorded for the 40 week period ended February 29, 2004. Impairment charges of $1,131 related to property and equipment at restaurants with negative cash flows were recorded in the 40 week period ended March 6, 2005 and are included in depreciation expense in the accompanying statement of operations.

License Fees, Favorable Licenses and Favorable Leases

      Initial license fees and acquisition costs allocated to license fees and favorable licenses are recorded as other intangible assets and are amortized on a straight-line basis over the contractual term of the agreements, including one renewal period for which renewal of the licenses and agreements is anticipated and the cost of renewal is nominal. Acquisition costs allocated to favorable leases are also recorded as other intangible assets and are amortized on a straight line basis over the term of the leases plus renewal periods for which renewal of the leases is anticipated in the valuation of the intangible assets.

Goodwill

      The Group adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), Goodwill and Other Intangible Assets, effective May 28, 2001. Under SFAS 142, goodwill is no longer amortized but is reviewed annually for impairment. The Group assesses the recoverability of goodwill on at least an annual basis, or more frequently if circumstances suggest potential impairment. Recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying amount of the reporting unit exceeds its fair value, the second step of the process involves a comparison of the fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill of a reporting unit exceeds the fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess. Under SFAS 142, a reporting unit is defined as an operating segment or one level below an operating segment, referred to as a component. For purposes of assessing impairment of goodwill the Group deems each district to be a reporting unit.

      The Group performed its last annual impairment test during the final quarter of the fiscal year ended May 30, 2004, and concluded that no impairment of goodwill existed since the fair value of each of the Group's reporting units exceeded its carrying value. No events have occurred, nor circumstances changed subsequent to the most recent annual test that would reduce the fair value of the Group's reporting unit below its carrying value. The Group will continue to test for impairment on an annual basis or an interim basis if circumstances change that would indicate the possibility of impairment.

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

2. Summary of Significant Accounting Policies—(Continued)

Stock Based Compensation

      The Group has elected to account for its stock awards and options in accordance with Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees. Based on the terms of the Group's stock awards and options, variable plan accounting is applied. As a result, the Group recognizes compensation expense related to stock awards and options or reverses previously recognized expense as the estimated market value of its common stock changes from year to year. Because the common stock is not publicly traded, there is no ready market from which to determine its value. As a result, the Group has historically obtained an independent valuation to estimate the market value of its common stock. A critical estimate in the valuation is anticipated future cash flows of the business. This estimate is subject to change as a result of many factors including, among others, changing economic conditions and the competitive environment. During 2005, the estimated fair value was determined based on the terms of an agreement and plan of merger which was executed on May 27, 2005. See Note 19 for further discussion. The Group is not required to disclose the pro-forma effects of accounting for the options under Statement of Financial Accounting Standards No. 123 (“SFAS 123”), Accounting for Stock-Based Compensation, as the options are liability awards for which the accounting under SFAS 123 would be the same as the accounting recorded by the Group under APB 25.

Self-Insurance Reserves

      The Group records an estimate of the remaining costs to settle incurred self-insured workers' compensation claims. The Group purchases insurance policies which reimburse the Group in the event of claims over a specified amount. The estimate considers factors which may impact the ultimate cost of claims which include: the frequency and severity of historical claims, as well as changes in the business environment, benefit levels, health care costs and regulatory environment. The estimate also considers the impact of insurance which may reduce the overall cost of a given claim to the Group. In addition, at the balance sheet date, there may be incurred claims that have not been reported; accordingly, the Group may not be aware of them. An estimate of these incurred but not reported claims has been included in the reserve. The Group has provided letters of credit to various states, municipalities and insurance companies as collateral for certain of its liabilities attributable to workers' compensation.

Income Taxes

      The Group is comprised of five companies (and their subsidiaries). Two of the companies are limited liability companies; accordingly, the tax attributes from the activities of those companies flow directly to the members of the limited liability companies. Thus, no tax provision, tax receivables or payables, or deferred tax assets or liabilities are reflected in the accompanying combined financial statements related to these companies. Three companies are C Corporations; accordingly, the tax attributes from the activities of those companies are reflected in the accompanying combined financial statements. Thus, tax provisions, tax receivables or payables, and deferred tax assets or liabilities arising from differences between the financial statement and tax basis of the assets and liabilities are reflected in the accompanying combined financial statements related to these companies. Deferred taxes are provided using currently enacted tax rates and regulation. A valuation allowance is provided for deferred tax assets for which realization is not deemed more likely than not.

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

2. Summary of Significant Accounting Policies—(Continued)

Revenue Recognition

      Revenues from the sale of food and beverages are recognized at the time the products are sold and the cash is collected from the customer.

Advertising Expense

      Advertising costs are expensed as incurred. The Group charges advertising costs, including contributions made to advertising cooperatives, to expense ratably in relation to revenues over the year in which incurred. Advertising expense from continuing operations totaled $37,606 and $38,361 for the 40 weeks ended February 29, 2004 and March 6, 2005, respectively.

Fair Value of Financial Instruments

      The Group uses financial instruments in the normal course of its business. The carrying value approximates fair value for financial instruments that are short-term in nature, such as cash, accounts receivable and accounts payable. The Group estimates that the carrying value of the Group's long-term debt and notes receivable approximates fair value based on current rates offered to and by the Group for debt and notes of the same remaining maturities. It is not practicable to assess the fair value of affiliate receivables, because the timing of receipts is not fixed.

Gains and Losses on Restaurant Sales

      From time to time to optimize its store locations, the Group sells certain of its restaurants. The Group defers gains on unit sales when it has continuing involvement in the restaurants sold. Deferred gains are recognized over the remaining term of the continuing involvement. The Group also defers gains to the extent of proceeds in the form of notes receivable, when the purchaser is thinly capitalized and highly leveraged. These deferred gains are recognized as the cash is received or continuing involvement ceases and collectibility is reasonably assured. Losses are recognized immediately. The computation of gains or losses also includes an allocation of goodwill if the underlying unit was acquired through a transaction accounted for by the purchase method.

Recently Issued Accounting Pronouncements

      The Financial Accounting Standards Board (“FASB”) issued the Revised Interpretation No. 46, Consolidation of Variable Interest Entities, in December 2003 (“FIN 46R”). The revised Interpretation requires that a variable interest entity be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation provisions of FIN 46R immediately apply to variable interest entities created after January 1, 2004 or interests in variable interest entities obtained after that date. For interests in variable interest entities obtained prior to January 1, 2004, the consolidation provisions of FIN 46R become effective for the Group in its fiscal year ending May 28, 2006.

      Although the Group has not adopted FIN 46R, and its provisions have not been applied in the accompanying financial statements, the Group has determined that, as of May 30, 2004, it holds interests in four variable interest entities that it would consolidate upon application of FIN 46R: Winners International Restaurants, Inc., Mrs. Winners, L.P. and Winners Partners (collectively “Winners”) and RTM Future Associates. These entities are under common control with the Group. Winners owns and operates 99 restaurants under the name of Mrs. Winner's Chicken & Biscuits in

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

2. Summary of Significant Accounting Policies—(Continued)

seven states. RTM Future Associates was established to purchase the stock of RTMRG's largest shareholder (see Note 17).

      The Group's maximum exposure to loss as a result of its involvement with Winners includes the Group's guarantee of $20,043 of Winners' debt as of March 6, 2005, the Group's guarantee of Winners' leases of $17,277 as of March 6, 2005, and the Group's commitment to provide liquidity support for Winners, as needed, over the 2005 fiscal year. Such exposure excludes receivables from Winners of $58,804 as of March 6, 2005, that are included in net capital deficiency in the accompanying balance sheet. See Note 17 for further discussion.

      Additionally, the Group has determined that it holds variable interests in the form of notes receivable from entities that purchased restaurants from the Group subsequent to January 1, 2004. As more fully described in Note 4, in April and September of 2004, the Group sold restaurants to unrelated third parties for cash and notes receivable. The buyers are variable interest entities; however, the Group is not considered the primary beneficiary and, therefore, has not consolidated the entities. The Group's outstanding notes receivable balances exposed to loss as a result of its involvement in these variable interest entities totaled $2,600 as of March 6, 2005.

      The Group may hold variable interests in the form of notes receivable from entities that purchased restaurants from the Group prior to January 1, 2004. The Group has not yet determined whether any of such entities are variable interest entities or whether the Group would be required to consolidate any of them beginning in fiscal year 2006.

      In December 2004, the FASB issued a revision to Statement of Financial Accounting Standards No. 123 (SFAS 123R), Share Based Payment. The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The Statement eliminates the alternative method of accounting for employee share-based payments previously available under APB 25. The Statement will become effective for the Group in its fiscal year ending May 27, 2007. The Group has not yet assessed the effect that the adoption of SFAS 123R will have on its financial position and results of operations.

      In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”). SFAS 150 would require that the Group's redeemable common stock be classified as a liability and measured at fair value. The effective date of SFAS 150 for nonpublic companies has been deferred indefinitely.

3. Significant Risks and Uncertainties

Nature of Operations

      The Group operates solely in the restaurant business through its Arby's® quick service restaurants specializing in slow-roasted roast beef sandwiches. Arby's restaurants also offer an extensive menu of chicken, turkey and ham sandwiches, side dishes and salads including Arby's Market Fresh® sandwiches. The Group's restaurants are located in 22 states throughout the United States. Information concerning the number of the Group's Arby's restaurants is as follows:

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

3. Significant Risks and Uncertainties—(Continued)

	May 25, 2003	May 30, 2004	March 6, 2005
Open at beginning of year	771	788	772
Openings and acquisitions	25	29	22
Transfers	—	(38)	(10)
Closings	(8)	(7)	(11)

Open as of date indicated	788	772	773

Weighted average number in operation	779	790	772

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The Group's significant estimates which are susceptible to change in the near term relate to tax matters, RTMRG valuation estimates related to stock based compensation, self-insurance reserves, impairment of goodwill and long-lived assets and gains and losses related to the disposition of restaurants. The Group evaluates those estimates and assumptions on an ongoing basis utilizing historical experience and various other factors which the Group believes are reasonable under the circumstances.

Certain Risk Concentrations

      The Group does not have a single significant customer. However, the Group's restaurant business could be adversely affected by changing consumer preferences resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses. The Group believes that its vulnerability to risk concentrations related to significant vendors and sources of its raw materials is not significant, although increases in the cost of beef during 2004 due to market-wide supply and demand factors adversely affected profit margins of the Group's restaurants in 2004 and 2005. The Group also believes that its vulnerability to risk concentrations related to geographical concentration is mitigated since the Group generally operates throughout the United States and has no foreign exposure.

4. Discontinued Operations

Phoenix District

      On April 19, 2004, the Group sold all of its Arby's restaurants in the Phoenix, AZ district (the “Phoenix District”) to an unrelated third party for net proceeds of $15,950, including cash and a note receivable for $2,000 payable monthly over 10 years. The gain of $10,874 ($8,948 net of taxes) resulting from this transaction was recorded in the fourth quarter of fiscal year 2004 in discontinued operations. Goodwill of $1,167 related to the Phoenix District was retired in connection with the sale.

      As of the date of the transaction, the Phoenix District's assets and liabilities were recorded at a net carrying value of approximately $4,432.

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

4. Discontinued Operations—(Continued)

      The Phoenix District's revenues were $24,321, and income before income taxes was $103, during the 40 weeks ended February 29, 2004, and is included in income from discontinued operations, net of income taxes, in the accompanying combined statement of operations.

Other Restaurant Sales

      On September 13, 2004, the Group sold the operations of 4 of its restaurants in Georgia to a former stockholder for net proceeds of $3,513, including a note receivable for $832, receipt of the shareholder's stock of $108, and cash. On September 27, 2004, the Group sold the operations of 6 of its restaurants in Indiana to a former stockholder for net proceeds of $3,675, including receipt of the shareholder's stock of $1,590, and cash. Gains aggregating $4,940 ($3,162 net of tax) resulted from these transactions and are included in income from discontinued operations, and $748 was deferred as of March 6, 2005. The deferred gain will be recognized as collections are made on a note receivable from the buyer.

      As of the date of the transactions, the assets and liabilities disposed of related to these 10 restaurants were recorded at a net carrying value of approximately $865. As of May 30, 2004, the net carrying value of such assets and liabilities was $602.

      For purposes of these financial statements, the results of operations of these restaurants have been included in discontinued operations. Revenues related to the 10 restaurants sold in September 2004 were $8,067 and $8,652, and income before income taxes, exclusive of the gains on sale, was $1,172 and $5,494 during the 40 weeks ended February 29, 2004 and March 6, 2005, respectively, and is included in income from discontinued operations, net of income taxes, in the accompanying combined statements of operations.

5. Acquisitions

      During 2004 and 2005, the Group acquired several businesses that operated Arby's restaurants. Each of these acquisitions was accounted for as a purchase and their results of operations are included beginning at the date of acquisition.

      Additionally, during the 40 weeks ended March 6, 2005, the Group reacquired two restaurants sold to TLSE, LLC (“TLSE”) during 1999. The restaurants were reacquired for $2,250, including cash, the exchange of a note receivable, issuance of a note and the assumption of certain liabilities. At the date of the sale of the restaurants to TLSE, the Group took a note and guaranteed TLSE's third-party debt. As a result, this transaction was not accounted for as a sale. This is consistent with the rules established by the Securities and Exchange Commission. As of the reacquisition date, the Company had recorded a deferred credit related to the transaction of $1,750. Such deferred credit was applied as a reduction of the acquisition cost allocated to the net assets acquired.

      The following summarizes the allocation of the aggregate purchase price of the Group's acquisitions:

	May 30, 2004	March 6, 2005
Assets:
Property and equipment	$165	$250
Goodwill	195	2,572
Other net assets acquired	5	678

Aggregate purchase price, net	$365	$3,500

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

6. Notes Receivable

      Notes receivable consist of the following:

	May 30, 2004	March 6, 2005
Sales of restaurants:
10% note receivable, due in monthly installments of $71 including interest beginning 2006	$4,187	$4,187
10% note receivable, due in monthly installments of $12 including interest through 2017	1,071	1,005
7.4% note receivable, due in monthly installments of $24 including interest through 2014	2,000	1,731
Other notes receivable with varying interest rates	1,592	1,030
Less deferred gains	(4,619)	(4,619)

	4,231	3,334
Less current portion	189	134

	$4,042	$3,200

      The notes described above resulting from the sales of restaurants are collateralized by the restaurants and by assignment of the license and franchise rights related to the restaurants or are guaranteed by the owner of the purchaser.

7. Property and Equipment and Capital Leases

      Property and equipment and capital leases, at cost, consist of the following:

	May 30, 2004	March 6, 2005
Property and equipment:
Buildings	$156,064	$161,472
Leasehold improvements	36,032	38,975
Equipment and automobiles	129,678	129,342
Construction in progress	5,249	3,485
Less accumulated depreciation	(148,462)	(155,149)

	$178,561	$178,125

Capital leases:
Buildings	$38,594	$41,698
Equipment	19,398	21,484
Less accumulated amortization	(14,486)	(17,905)

	$43,506	$45,277

      For continuing operations, the Group incurred depreciation expense of $14,871 and $17,555 during the 40 weeks ended February 29, 2004 and March 6, 2005, respectively, and amortization expense (including amortization of intangible assets) of $3,329 and $4,779 during the 40 weeks ended February 29, 2004 and March 6, 2005, respectively.

Real Estate Investment Joint Venture

      The Group has approximately a 50% interest in a joint venture with a third party whose purpose is to acquire, develop, construct, finance, lease and dispose of restaurant properties. The Group is involved in securing the land and constructing the buildings and enters into a lease with

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

7. Property and Equipment and Capital Leases—(Continued)

the joint venture for the restaurant properties. The joint venture then sells the land and building to a third party, subject to the lease. In accordance with the operating agreement, distributable cash flows are disbursed to the members of the joint venture. Gains are deferred and are amortized over the term of the lease for capital leases.

      In accordance with Emerging Issues Task Force Issue No. 97-10, The Effect of Lessee Involvement in Asset Construction, and Statement of Financial Accounting Standards No. 98, Accounting for Leases, the Group is considered the owner of the property for accounting purposes while the property is held by the joint venture. In addition, the purchase of properties by the joint venture in connection with an acquisition by the Group in 2001 and the concurrent lease of such properties by the Group has been accounted for as a financing transaction. Accordingly, the land and building, along with the related financing obligations, are recorded in the accompanying financial statements.

      The amounts reported in the balance sheets related to all of the properties subject to such leases are as follows:

	As of
	May 30, 2004	March 6, 2005
Land, property and capital leases	$41,431	$40,302
Financing obligations	20,984	20,984
Capital lease obligations	22,716	22,467

8. Other Intangible Assets

      Other intangible assets consist of the following:

	May 30, 2004			March 6, 2005
	Gross Asset	Accumulated Amortization	Net Book Value	Gross Asset	Accumulated Amortization	Net Book Value
License fees	$11,729	$(3,592)	$8,137	$11,999	$(3,675)	$8,324
Favorable licenses	12,251	(5,992)	6,259	11,974	(2,529)	9,445
Favorable leases	7,266	(2,920)	4,346	7,066	(6,433)	633
Non-compete agreement	570	(134)	436	570	(156)	414

	$31,816	$(12,638)	$19,178	$31,609	$(12,793)	$18,816

      As of May 30, 2004, the estimated aggregate amortization expense related to other intangible assets for the next five fiscal years is as follows: 2005—$962; 2006—$880; 2007—$857; 2008—$838 and 2009—$818. The weighted average remaining useful life of the licenses and favorable leases is 34 and 10 years, respectively.

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

9. Other Assets

      Other assets consist of the following:

	May 30, 2004	March 6, 2005
Receivables from split-dollar life insurance contract policy owners	$3,043	$3,417
Market development agreement deposit	1,726	1,433
Cash surrender value of life insurance policies	1,329	1,205
Financing commitment fees	1,210	1,065
Lease acquisition costs	979	901
Refundable deposits	555	477
Other	175	173

	$9,017	$8,671

      The receivables from split-dollar life insurance contracts are collateralized by the cash surrender value of the life insurance policies.

10. Debt

      Long-term debt consists of:

	May 30, 2004	March 6, 2005
Installment notes payable to financial institutions and commercial lenders through 2024 at varying interest rates up to 14.2%	$206,379	$185,430
Line of credit borrowings	—	12,759
Stock repurchase notes payable through 2024 with interest at 5.31% to 7.74%	12,445	12,654
Notes to shareholders, payable through 2013 at interest rates ranging from 4.3% to 10%	581	2,795

	219,405	213,638
Less current portion	29,112	42,211

	$190,293	$171,427

      The Group incurred interest expense of $26,940 and $28,967 and the Group also recorded interest income of $347 and $575, during the 40 weeks ended February 29, 2004 and March 6, 2005, respectively. The Group capitalized $675 and $432 during the 40 week periods ended February 29, 2004 and March 6, 2005, respectively. During the 40 week periods ended February 29, 2004 and March 6, 2005, the total net interest expense from continuing operations was $25,918 and $27,960, respectively.

      The Group has pledged certain receivables, land, buildings and equipment, leases and license agreements with a net book value of approximately $170,000 as collateral for the above notes. Certain notes include financial covenants, of which the most significant are minimum requirements of cash flow, debt-to-equity ratios and net worth. At May 30, 2004, the Group was not in compliance with certain financial covenants. The Group has obtained waivers through at least May 31, 2005 from each financial institution to which these covenants apply. Based on its preliminary results for the year ended May 29, 2005, the Group believes it is probable that the Group will be in compliance with such covenants at May 29, 2005. At March 6, 2005, the Group was in compliance with the covenants that are measured on a quarterly basis. Certain of the notes

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

10. Debt—(Continued)

also include other customary provisions including subjective acceleration clauses for material adverse changes. The Group has evaluated the likelihood of acceleration of debt under these clauses as remote.

      The Group has two revolving line-of-credit agreements. As of March 6, 2005, one agreement allows for borrowings up to $25,000 through December 15, 2005. This agreement bears interest at the prime rate (4.00% at May 30, 2004 and 5.00% at March 6, 2005). This agreement is secured by assets having a net book value of $1,168 as of May 30, 2004 and $2,029 as of March 6, 2005. The Group pays a quarterly fee of 0.375% on unused amounts and up to $6,000 of this line can be used for letters of credit. The second agreement allows for borrowings of up to $15,000 with interest based on the rate of 30-day commercial paper (1.00% at May 30, 2004 and 2.46% at March 6, 2005) plus 2.65%. This agreement expires November 30, 2005 and is secured by assets having a net book value of $500 as of May 30, 2004 and $794 as of March 6, 2005. There were no outstanding balances under the line-of-credit agreements as of May 30, 2004. As of March 6, 2005, there was an outstanding balance of $12,759 which is included in the current portion of long-term debt.

      Aggregate maturities of long-term debt at March 6, 2005 are as follows:

Remainder of fiscal year ended May 29, 2005	$6,791
2006	37,301
2007	19,107
2008	16,859
2009	15,659
2010 and after	117,921

Total	$213,638

      As more fully described in Note 19, the Group intends to combine with Arby's Restaurant Group Inc. and, in connection therewith, substantially all of the Group's debt is expected to be retired or refinanced, along with the debt of Winners guaranteed by the Group. Were such debt to be retired as of March 6, 2005, management estimates prepayment penalties would aggregate approximately $20,000 at March 6, 2005, including $5,000 for the debt guaranteed by the Group.

11. Net Capital Deficiency and Redeemable Common Stock

      The Group is comprised of RTMRG and its subsidiaries, along with two limited liability companies. RTMRG has 100,000,000 shares issued with no par value and has 94,469,393 and 92,862,239 shares outstanding as of May 30, 2004 and March 6, 2005, respectively. As of May 30, 2004 and March 6, 2005, 5,530,607 and 7,137,761 shares, respectively, were held in treasury resulting from repurchases of stock.

      RTMRG has stock repurchase agreements with all of its shareholders, except the largest shareholder (see Note 17), requiring the repurchase of RTMRG's stock when the shareholder is no longer employed by the Group. The redemption value of the common stock is based on appraised value and is payable over periods up to 20 years. At March 6, 2005, the redemption value of such stock was $131,914.

12. Stock Option Plan

      RTMRG has awarded stock options to certain of its key executives. The stock option agreements contain certain provisions that require them to be accounted for using variable

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

12. Stock Option Plan—(Continued)

accounting under APB 25. Accordingly, RTMRG recognizes compensation expense (reversal of expense) as the value of the common stock changes from year to year.

      The Group recognized compensation expense associated with stock options of $384 and $1,966 during the 40 weeks ended February 29, 2004 and March 6, 2005, respectively.

      A summary of stock option activity and related information is as follows:

	Year Ended May 30, 2004		Forty Weeks Ended March 6, 2005
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	4,411,422	$1.76	5,911,422	$2.16
Forfeited	—	—	(1,000,000)	3.24
Granted	2,500,000	3.30	—	—
Exercised	(1,000,000)	3.24	—	—

Outstanding at end of period	5,911,422	2.16	4,911,422	1.94
Exercisable at end of period	2,364,569	2.14	2,480,187	1.67

      The exercise prices of the options range from $1.03 to $3.56 per share and the options vest over periods up to five years. The options do not have stated expiration dates.

13. Stock Awards

      Prior to May 26, 2002, the Group sold stock to employees in exchange for notes receivable. The stock was guaranteed to appreciate at 10% per year until vested at the later of 5 years or the date the note receivable, with interest accruing at 10% per year, was fully collected. Since the employee did not assume the risks and rewards of stock ownership, these stock awards have been accounted for as stock appreciation rights. Accordingly, the Group records compensation expense or reversal of expense on changes in the estimated market value of such stock until the shares are fully vested and are “mature” (six months after the shares are fully vested). At such time, the resulting liability is credited to additional paid-in capital. Compensation expense (reversal of expense) recorded for these stock awards was ($426) and $2,189 during the 40 weeks ended February 29, 2004 and March 6, 2005, respectively.

      During the year ended May 26, 2002, 13,100,576 shares of such nonvested stock awards were issued. Nonvested stock awards outstanding at May 30, 2004 and March 6, 2005 aggregated 9,601,190 shares.

      The notes receivable for stock purchases are recorded in net capital deficiency.

14. Leases

      The Group leases offices, restaurants, and equipment under various agreements through 2030. Substantially all of the restaurant leases have initial lease terms of 15 to 20 years with two to three renewal options of five years. Many of the restaurant leases have rents that escalate over the base lease term and some contain provisions for additional rent based on a percentage of gross sales. Certain leases of restaurants in sale-leaseback transactions in which the Group has continuing involvement in the property sold in the form of a repurchase or purchase option or renewal options at other than fair market value at the renewal date are accounted for as financing obligations. Certain leases of restaurants under lease agreements with certain non-performance

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

14. Leases—(Continued)

related default covenants are accounted for as capital leases. Certain leases of restaurant equipment are also accounted for as capital leases.

      Minimum and contingent rentals, net of sublease rental income, that comprise rental expense from continuing operations are as follows:

	Forty Weeks Ended
	February 29, 2004	March 6, 2005

Minimum rentals	$31,268	$30,549
Contingent rentals	1,572	1,779

Total rent expense	$32,840	$32,328

      As of May 30, 2004, future minimum rental commitments under noncancelable leases are as follows:

	Capital Leases	Financing Obligations	Operating Leases
2005	$8,349	$12,500	$45,791
2006	7,179	12,664	42,566
2007	6,155	12,846	38,437
2008	5,253	12,984	34,444
2009	4,612	13,144	31,107
2010 and thereafter	58,185	155,043	231,167

Total minimum lease payments	89,733	219,181	$423,512

Payment-in-kind of property at end of lease term		79,237
Less amount representing interest	42,123	179,994

Present value of minimum lease payments	47,610	118,424
Less current portion	3,898	268

Noncurrent portion	$43,712	$118,156

      The Group leases and subleases restaurants and office facilities to third parties under various operating lease agreements through 2030 with renewal options. As of May 30, 2004, future minimum rentals due under noncancelable tenant and subtenant leases are as follows:

2005	$10,370
2006	9,561
2007	8,775
2008	8,303
2009	7,041
2010 and thereafter	47,707

Total minimum lease payments	$91,757

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

15. Income Taxes

      A reconciliation of income taxes from continuing operations to total income tax expense for the 40 weeks ended February 29, 2004 and March 6, 2005, respectively, follows:

	Forty Weeks Ended
	February 29, 2004	March 6, 2005
Income tax expense from continuing operations	$375	$1,697
Income tax expense from discontinued operations	686	1,978

Total income tax expense	$1,061	$3,675

      The combined provision for income taxes differs from the amount of income tax determined by applying the U.S. statutory rate to pretax income principally as a result of state income taxes, employment tax credits, stock award compensation expense and income from nontaxable entities.

      Income (loss) from continuing operations would have been $(61) and $2,445 and the provision for income taxes from continuing operations would have been $904 and $4,069 for the 40 weeks ended February 29, 2004 and March 6, 2005, respectively, if the nontaxable entities had been subject to tax at the statutory federal income tax rate.

      Significant components of deferred tax assets and liabilities as of May 30, 2004 are as follows:

May 30, 2004
Deferred tax assets:
Financing and capital lease obligations	$5,597
State net operating loss carryforwards	2,478
Stock option expense	2,437
Insurance accruals	1,750
Straight-line rent accrual	2,007
Other currently nondeductible accruals	470
Tax over book interest income	366
Other	796

Gross deferred tax assets	15,901
Less valuation allowance	2,478

Net deferred tax asset	13,423
Deferred tax liabilities:
Depreciation and amortization	(17,825)
Installment sales	(1,595)
Other	(283)

Gross deferred tax liability	(19,703)

Net deferred tax liability	$(6,280)

16. Employee Benefit Plans

      The Group maintains a defined contribution 401(k) plan covering substantially all employees of the Group and other affiliates who have met certain service and age requirements. The provisions of the plan allow employees to contribute up to 15% of gross earnings. The Group matches 25% of the first 4% of gross earnings contributed by employees. The Group's matching contributions totaled $229 and $171 during the 40 weeks ended February 29, 2004 and March 6, 2005, respectively.

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

17. Related Party Transactions

      The Group is affiliated through common ownership with Winners, Lee's Famous Recipe, Inc. and subsidiaries (“Lee's”), Marketing Events Partners, Inc. (“MVP”), RTM Family Restaurants, L.L.C. (“RTMFR”), RTM Future Associates (“RTMFA”), RTM Foundation and Crown Restaurants, Inc.

      As of May 30, 2004 and March 6, 2005, receivables from and cash advances to Winners aggregated $54,036 and $58,804, respectively. These receivables have been classified in net capital deficiency in the accompanying balance sheets. The Group received $9 during the 40 weeks ended February 29, 2004 and March 6, 2005, respectively, from Winners for management fees. The Group paid $40 and $32 during the 40 weeks ended February 29, 2004 and March 6, 2005, respectively, to Winners for royalties and advertising. As of March 6, 2005, the Group has guaranteed $20,043 of Winners' debt and $17,277 of Winners' leases. RTM has committed to provide liquidity support for Winners, as needed, during the 2005 fiscal year.

      On October 14, 2004, RTMFR was merged into Group. Since RTMFR was under common control with the Group, the merger has been accounted for on a basis equivalent to a pooling of interests and the carrying values of RTMFR's assets and liabilities and the results of its operations have been combined with those of the Group for all periods presented. Such merger did not have a significant impact on the Group's combined financial statements.

      As of May 30, 2004, the Group had an unsecured advance due from Lee's of $4,230. During the 40 weeks ended March 6, 2005, $3,435 of such advances was forgiven and the remainder was repaid with a note receivable from Winners International. This advance has been classified in net capital deficiency in the accompanying May 30, 2004 balance sheet. Interest income of $265, related to cash advances to Lees', was reversed during the 40 weeks ended February 29, 2004, because it was determined that the interest would not be collected. As of March 6, 2005, the Group had guaranteed $9,738 of leases of restaurants previously operated by Lee's.

      The Group has transactions with non-combined affiliates on a daily basis that are typically settled monthly, and are included in other receivables and accounts payable. As of May 30, 2004 and March 6, 2005, the total of non-combined affiliate balances included in other receivables was $1,020 and $765, respectively, and the total of non-combined affiliate balances included in accounts payable was $6 and $2,364, respectively.

      The Group shares certain common management and employees with Marketing Event Partners (“MVP”). MVP manages golf tournaments and related charitable events and provides special event and meeting planning services. As of May 30, 2004 and March 6, 2005, the Group has advanced $390 and $240, respectively, to MVP, and has recognized interest on these advances of $8 and $14 during the 40 weeks ended February 29, 2004 and March 6, 2005, respectively. Employees of MVP are paid by, and have their benefits administered by the Group, which in turn is reimbursed by MVP for these expenses quarterly. The Group paid MVP consulting fees for planning services of $320 and $240 during the 40 weeks ended February 29, 2004 and March 6, 2005, respectively.

      The Group contributed $410 and $225 during the 40 weeks ended February 29, 2004 and March 6, 2005, respectively, to the RTM Foundation. The RTM Foundation was created to provide aid and support to other nonprofit organizations.

      The Group has advanced $723 and $229 to certain shareholders as of May 30, 2004 and March 6, 2005, respectively.

      RTM Future Associates (“RTMFA”) is an affiliated entity established to purchase the stock controlled by the largest shareholder in the event of his death. This redemption agreement is collateralized by a group of life insurance policies owned by RTMFA. In the event the life insurance proceeds are less than the appraised value of the shares, RTMRG will acquire the remaining shares in exchange for

RTM RESTAURANT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

17. Related Party Transactions—(Continued)

promissory notes. At March 6, 2005, the redemption value of such shareholder's stock was $98,102. As of March 6, 2005, the face amount of the policies totals $71,000.

      The premiums on the policies held by RTMFA are paid by RTMRG on behalf of RTMFA. The premiums are to be reimbursed from future death benefits. At termination of the agreement prior to the death of the shareholder, the premiums would be repaid to the extent of cash surrender value plus loans against cash surrender value plus loans from RTMRG to RTMFA. The agreement is terminated if RTMRG becomes a public company or a subsidiary of a public company. Since RTMFA is under common control with the Group, the changes in premiums paid in excess of cash surrender value of $88 and $(84) during the 40 weeks ended February 29, 2004 and March 6, 2005, respectively, have been accounted for as an equity transaction in the accompanying financial statements. The accumulated balances of premiums paid in excess of cash surrender value on RTMFA policies was $5,114 and $5,030 at May 30, 2004 and March 6, 2005, respectively, and have been classified in net capital deficiency in the accompanying balance sheets.

      As of May 30, 2004 and March 6, 2005, the Group had advances to RTMFA of $1,615 and $1,770, respectively. Such advances have been classified in net capital deficiency in the accompanying balance sheets.

      The Group had receivables from split-dollar life insurance contract policy owners, who are shareholders, in excess of cash surrender value of $1,358 and $1,322 at May 30, 2004 and March 6, 2005, respectively. Such advances have been classified in net capital deficiency in the accompanying balance sheets.

18. Commitments and Contingent Liabilities

      Pending court approval, the Group has reached a settlement with a third party regarding the accessibility of the Group's restaurants to individuals in accordance with the Americans with Disabilities Act. The Group estimates it will make capital expenditures and pay related fees aggregating approximately $9,000 over the next 8 years to meet the requirements of the settlement.

      Under its development agreement with Arby's Restaurant Group (“ARG”), the Group has agreed to develop 204 more Arby's restaurants by December 31, 2010, with specific annual commitments for each calendar year until that time. The Group's commitment may be reduced for each restaurant developed by another franchisee in the Group's territories.

      Standby letters of credit primarily related to workers' compensation insurance are issued to provide collateral to insurance companies, states or municipalities. In the event the Group fails to pay insurance claims, the issuing bank may be asked to release some or all of this collateral to the insurance company, state or municipality. As of March 6, 2005, such standby letters of credit totaled $5,800.

      As of March 6, 2005, the Group had guaranteed leases of $8,168 related to Arby's restaurants previously operated by the Group.

19. Subsequent Events

Merger Transaction

      On May 27, 2005, the Group and Triarc Companies Inc. signed an agreement to enter into a series of transactions which will result in the merger of Arby's Restaurant Group Inc. and the Group. The resulting entity will operate solely in the restaurant business as the franchisor of the Arby's restaurant system and the owner of the Arby's restaurant operations of Arby's Restaurant Group, Inc. and the Group. The transactions contemplate that substantially all of the outstanding debt of the Group will be repaid or refinanced.

(b) Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed consolidated balance sheet of Triarc Companies, Inc. (“Triarc” and, together with its subsidiaries, the “Company”) as of July 3, 2005 and unaudited pro forma condensed consolidated statements of operations of the Company for the year ended January 2, 2005 and for the six months ended July 3, 2005 have been derived and condensed, as applicable, from (i) the audited consolidated financial statements of the Company in the Company's Annual Report on Form 10-K for the fifty-three week fiscal year ended January 2, 2005 (the “Form 10-K”) and (ii) the unaudited condensed consolidated financial statements for the twenty-six week period ended July 3, 2005 in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2005 (the “Form 10-Q”). These financial statements have been adjusted to reflect the acquisition (the “RTM Acquisition”) of substantially all of the equity interests or the assets of the entities comprising the RTM Restaurant Group (“RTM”) on July 25, 2005 and the related refinancing (the “Debt Refinancing”) of substantially all of the existing indebtedness of the Company's restaurant segment and certain debt of RTM with a substantial portion of the proceeds from borrowings under a new credit facility, as previously reported in the Original Form 8-K.

      The unaudited pro forma condensed consolidated financial statements have been prepared as if the RTM Acquisition and the Debt Refinancing had occurred as of July 3, 2005 for the pro forma condensed consolidated balance sheet and as of December 29, 2003 for the pro forma condensed consolidated statements of operations. These pro forma statements include the unaudited combined balance sheet of RTM as of May 29, 2005 and the unaudited combined statements of operations of RTM for the fifty-three weeks ended November 14, 2004 (the “Twelve Months Ended November 14, 2004”) and for the twenty-eight weeks ended May 29, 2005. The date and periods included in the pro forma statements are the most comparable to those of the Company and differ from those reflected in RTM's historical financial statements included in Item 9.01(a) “Financial Statements of Business Acquired” of this Form 8-K/A (“Item 9.01(a)”). A reconciliation of the audited combined statement of operations of RTM for the fiscal year ended May 30, 2004 to the unaudited combined statement of operations of RTM for the Twelve Months Ended November 14, 2004 is presented under “RTM Statement of Operations for the Twelve Months Ended November 14, 2004” in the notes to unaudited pro forma condensed consolidated statements of operations. The RTM combined financial statements for the fiscal year ended May 29, 2005 are currently being audited and, accordingly, the RTM combined balance sheet as of May 29, 2005 and the combined statement of operations for the six months ended May 29, 2005 are subject to adjustments, if any, resulting from the audit.

      The pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet and the effect thereof on the unaudited pro forma condensed consolidated statements of operations are based on preliminary estimates and are subject to change. The pro forma adjustments are described in the accompanying notes to the pro forma condensed consolidated balance sheet and statements of operations and should be read in conjunction with such statements. The pro forma condensed consolidated financial statements should also be read in conjunction with (i) the Company's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in the Form 10-K, (ii) the Company's unaudited condensed consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in the Form 10-Q and (iii) the audited combined and unaudited combined financial statements of RTM for the fiscal years ended May 25, 2003 and May 30, 2004 and the forty weeks ended February 29, 2004 and March 6, 2005, respectively, both included in Item 9.01(a). The pro forma condensed consolidated financial statements do not purport to be indicative of the actual financial position or results of operations of the Company had the RTM Acquisition and the Debt Refinancing actually been consummated on July 3, 2005 and December 29, 2003, respectively, or of the future financial position or results of operations of the Company.

      Due to the recent date of the RTM Acquisition, the Company is continuing the process of consulting with its advisors on the proper measurement of certain assets acquired and liabilities assumed in the acquisition. Accordingly, the allocation of the purchase price for RTM reflected in these pro forma condensed consolidated financial statements is preliminary and is subject to change. There can be no assurance that changes to the purchase price allocation will not be material.

TRIARC COMPANIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
July 3, 2005

	As Reported	RTM	Reclassifications, Eliminations and Excluded Items Adjustments		Adjustments for the RTM Acquisition and Debt Refinancing		Pro Forma
			(In Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$318,789	$9,887	$—		$(215,438	)(e)	$233,815
					10,252	(f)
					110,325	(i)
Restricted cash equivalents	196,285	—	—		—		196,285
Short-term investments	628,674	—	—		—		628,674
Investment settlements receivable	210,820	—	—		—		210,820
Trade and other receivables	21,648	15,582	(2,400	)(a)	—		34,395
			(435	)(b)
Inventories	2,386	6,868	—		—		9,254
Deferred income tax benefit	15,459	2,047	—		—		17,506
Prepaid expenses and other current assets	9,854	13,592	(300	)(a)	(3,915	)(e)	18,592
			(639	)(b)

Total current assets	1,403,915	47,976	(3,774)		(98,776)		1,349,341
Investment in RTM	—	—	—		369,209	(e)	—
					(369,209	)(h)
Restricted cash equivalents	32,912	—	—		(32,912	)(i)	—
Investments	87,032	—	—		—		87,032
Properties	99,101	319,436	(10,350	)(b)	15,821	(h)	423,404
			(604	)(c)
Goodwill	118,566	63,777	—		344,931	(h)	527,274
Asset management contracts and other intangible assets	35,975	18,615	604	(c)	41,555	(h)	96,749
Deferred costs and other assets	27,181	11,068	(1,408	)(a)	(877	)(h)	31,214
			(4,408	)(b)	12,654	(i)
					(6,008	)(i)
					(6,988	)(e)

	$1,804,682	$460,872	$(19,940)		$269,400		$2,515,014

TRIARC COMPANIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET—(Continued)
July 3, 2005

	As Reported	RTM	Reclassifications, Eliminations and Excluded Items Adjustments		Adjustments for the RTM Acquisition and Debt Refinancing		Pro Forma
			(In Thousands)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable	$9,150	$—	$—		$—		$9,150
Current portion of long-term debt	14,235	41,182	—		(39,611	)(i)	15,806
Accounts payable	19,296	44,324	(2,400	)(a)	(6,524	)(e)	54,628
			(68	)(b)
Investment settlements payable	40,751	—	—		—		40,751
Securities sold under agreements to repurchase	400,044	—	—		—		400,044
Other liability positions related to short-term investments	368,967	—	—		—		368,967
Accrued expenses and other current liabilities	74,804	34,613	(65	)(b)	(4,665	)(i)	104,687
Current liabilities relating to discontinued operations	13,290	—	—		—		13,290

Total current liabilities	940,537	120,119	(2,533)		(50,800)		1,007,323
Long-term debt	450,599	339,031	—		8,972	(h)	976,768
					178,166	(i)
Deferred compensation payable to related parties	34,348	—	—		—		34,348
Deferred income taxes	20,549	7,456	—		20,728	(h)	28,801
					(19,932	)(i)
Minority interests in consolidated subsidiaries	12,559	—	—		—		12,559
Other liabilities and deferred income	45,985	31,617	(1,708	)(a)	(12,500	)(d)	52,641
					8,364	(h)
					(19,117	)(h)
Stockholders' equity (deficit):
Class A common stock	2,955	—	—		—		2,955
Class B common stock	5,910	—	—		—		5,910
RTM Restaurant Group common stock	—	2	—		(2	)(h)	—
Additional paid-in capital	140,314	14,570	(27,070	)(b)	12,500	(d)	209,347
					67,850	(e)
					1,183	(g)
Retained earnings	331,136	46,644	(56,224	)(b)	(17,024	)(h)	284,213
					9,580	(h)
					(29,899	)(i)
Common stock held in treasury	(225,829)	(20,720)	—		81,542	(e)	(144,287)
					20,720	(h)
Deferred compensation payable in common stock	54,457	—	—		—		54,457
Unearned compensation	(10,481)	—	—		(1,183	)(g)	(11,664)
Accumulated other comprehensive income	1,643	—	—		—		1,643
Notes receivable and advances due from affiliates	—	(77,847)	67,595	(b)	10,252	(f)	—

Total stockholders' equity (deficit)	300,105	(37,351)	(15,699)		155,519		402,574

	$1,804,682	$460,872	$(19,940)		$269,400		$2,515,014

TRIARC COMPANIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET

Reclassifications, Eliminations and Excluded Items Adjustments
(a)	To eliminate assets and liabilities which, on a pro forma basis, would be intercompany items between the Company and RTM.
(b)	To eliminate assets not acquired and liabilities not assumed in the RTM Acquisition but included in the RTM combined balance sheet as of May 29, 2005 with the difference included in (1) “Retained earnings” until all of the $46,644,000 of RTM retained earnings had been eliminated, (2) “Additional paid-in capital” until all of the $27,070,000 of RTM additional paid-in capital had been eliminated, including the amount reclassified in entry (d) below, and (3) accumulated deficit of RTM for the excess of $9,580,000.
(c)	To reclassify RTM's computer software from “Properties” to “Asset management contracts and other intangible assets” to conform with the Company's classification.
Pro Forma Adjustments for the RTM Acquisition
(d)	To reclassify RTM's deferred stock compensation for nonvested variable stock options and stock appreciation rights from “Other liabilities and deferred income” to “Additional paid-in capital” to reflect the vesting of such deferred stock compensation immediately prior to the RTM Acquisition.
(e)	To reflect the Company's estimated investment in RTM of $369,209,000 consisting of (1) $175,000,000 in cash, including approximately $17,024,000 for the settlement loss from unfavorable franchise rights, subject to post-closing adjustment, (2) 9,684,000 shares of the Company's class B common stock, series 1 (the “Class B Common Stock”) issued from treasury with a fair value of $145,265,000 as of July 25, 2005 based on the closing price of the Company's Class B Common Stock on such date of $15.00 per share, (3) $21,817,000 of debt, including related accrued interest and prepayment penalties, that was not an obligation of the entities included in the RTM Acquisition, (4) the vested portion of stock options to purchase 774,000 shares of the Company's Class B Common Stock, with a fair value of $4,127,000 as of July 25, 2005, issued in exchange for existing RTM stock options and (5) $23,000,000 of related estimated expenses, of which (a) $4,379,000 was paid as of July 3, 2005 including $3,915,000 included in “Prepaid expenses and other currents assets” and $464,000 in “Deferred costs and other assets” and (b) $6,524,000 had been accrued in “Accounts payable” as of July 3, 2005 with an offsetting amount in “Deferred costs and other assets”. The settlement loss from unfavorable franchise rights resulted from royalty rates less than the current standard 4% rate in franchise agreements acquired in the RTM Acquisition. The average cost of the 9,684,000 shares issued from treasury aggregated $81,542,000. The value of the vested portion of the options to purchase 774,000 shares was determined by subtracting the intrinsic value of the nonvested portion of the options related to future service of the employees from the fair value of the total options calculated using the Black-Scholes-Merton option pricing model. The closing price on July 25, 2005 of the Company's Class B Common Stock was used to value the 9,684,000 shares in (2) above since that was the date that the final terms of the RTM Acquisition were agreed to and announced.
(f)	To reflect the collection of notes receivable from RTM shareholders in connection with the RTM Acquisition.
(g)	To reflect the nonvested portion of the stock options to purchase 774,000 shares, described in more detail in entry (e) above, in unearned compensation.

TRIARC COMPANIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET—(Continued)

(h)	To record the allocation of the purchase price of RTM, on a preliminary basis subject to change, and the settlement loss from unfavorable franchise rights, as follows (in thousands):
Debit (Credit)

Adjust “Properties” to increase the carrying amount to fair value in accordance with a preliminary independent appraisal	$15,821
Adjust “Asset management contracts and other intangible assets” to increase the carrying amount of favorable leases by $37,418 and franchise agreements by $4,137 to fair value in accordance with a preliminary independent appraisal	41,555
Eliminate lease acquisition costs included in “Deferred costs and other assets”	(877)
Adjust RTM's unfavorable leases included in “Other liabilities and deferred income” to fair value in accordance with a preliminary independent appraisal	(8,364)
Eliminate RTM's deferred income and accruals for rent differentials recognized on a straight-line basis included in “Other liabilities and deferred income”	19,117
Adjust RTM's sale-leaseback obligations that do not qualify for sale-leaseback accounting and capitalized lease obligations included in “Long-term debt” to fair value in accordance with a preliminary independent appraisal	(8,972)
Record “Deferred income taxes” for the tax effects of the purchase price allocation adjustments above, excluding $6,459 which will be deductible for income tax purposes, at the incremental tax rate of 40%	(20,728)
Record the settlement loss from unfavorable franchise rights which are agreements that provide for royalty rates less than the current standard 4% rate	17,024
Eliminate the $2 par value of the RTM common stock from “RTM Restaurant Group common stock,” the RTM accumulated deficit of $9,580 from “Retained earnings” after the effects on retained earnings of the elimination of excluded assets and liabilities included in entry (b) above and the $20,720 of RTM “Common stock held in treasury”	(30,298)
Eliminate the Company's investment in RTM	(369,209)
Adjust “Goodwill” to eliminate the historical goodwill of RTM of $63,777 and record the excess of the Company's investment in RTM over the adjusted net liabilities of RTM	344,931

$—

Pro Forma Adjustments for the Debt Refinancing

(i)	To record the Debt Refinancing consisting of (1) proceeds of borrowings of $620,000,000 of term loans under a new credit facility, including $6,200,000 of current portion, (2) payment of $13,000,000 of related estimated deferred financing costs, of which $346,000 had been paid as of July 3, 2005, (3) repayment of substantially all of the existing indebtedness of the Company's restaurant segment which, as of July 3, 2005, amounted to $270,734,000 and certain

TRIARC COMPANIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET—(Continued)

debt of RTM which as of May 29, 2005 amounted to $210,711,000, including $45,811,000 reported in current portion, plus aggregate related accrued interest of $4,665,000, (4) payment of $43,823,000 of estimated prepayment penalties and fees and the write-off of $6,008,000 of deferred financing costs (collectively the “Refinancing Write-off”) related to the above debt repayments and (5) an income tax benefit of $19,932,000 associated with the Refinancing Write-off. The Company used $32,912,000 of previously restricted cash equivalents in addition to proceeds from the term loan borrowings in connection with the Debt Refinancing. The assumed $270,734,000 repayment of the restaurant segment debt referred to above includes $2,353,000 of repayments made subsequent to July 3, 2005 but before the Debt Refinancing. The assumed $210,711,000 repayment of RTM indebtedness referred to above does not include additional borrowings of approximately $7,769,000 less debt repayments of approximately $5,728,000 all of which occurred subsequent to the May 29, 2005 date of RTM's balance sheet but prior to the Debt Refinancing.

TRIARC COMPANIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
Year Ended January 2, 2005

	As Reported	RTM	Reclassifications, Eliminations and Excluded Items Adjustments		Adjustments for the RTM Acquisition and Debt Refinancing		Pro Forma
	(In Thousands Except Per Share Amounts)
Revenues:
Net sales	$205,590	$778,101	$—		$—		$983,691
Royalties and franchise and related fees	100,928	—	(28,606	)(a)	—		71,677
			(645	)(b)
Asset management and related fees	22,061	—	—		—		22,061

	328,579	778,101	(29,251)		—		1,077,429

Costs and expenses:
Cost of sales, excluding depreciation and amortization	162,597	630,759	(29,915	)(a)	(930	)(h)	710,690
			(51,821	)(c)
Cost of services, excluding depreciation and amortization	7,794	—	—		—		7,794
Advertising and selling	16,587	—	51,821	(c)	—		68,408
General and administrative, excluding depreciation and amortization	118,582	79,449	(2,404	)(d)	1,069	(i)	188,505
					(8,191	)(p)
Depreciation and amortization, excluding amortization of deferred financing costs	20,285	27,221	(354	)(b)	1,110	(j)	47,410
			(714	)(d)
			(138	)(e)

	325,845	737,429	(33,525)		(6,942)		1,022,807

Operating profit	2,734	40,672	4,274		6,942		54,622
Interest expense	(34,171)	(35,975)	595	(d)	7,734	(m)	(62,628)
			(673	)(f)
			(138	)(e)
Insurance expense related to long-term debt	(3,874)	—	—		3,874	(n)	—
Investment income, net	21,662	—	—		(3,194	)(k)	18,468
Other income, net	560	433	(726	)(d)	—		940
			673	(f)

Income (loss) from continuing operations before income taxes and minority interests	(13,089)	5,130	4,005		15,356		11,402
Benefit from (provision for) income taxes	17,483	(1,045)	(1,194	)(d)	(114	)(l)	6,804
			(407	)(g)	(4,643	)(o)
					(3,276	)(p)
Minority interests in income of consolidated subsidiaries	(2,917)	—	—		—		(2,917)

Income from continuing operations	$1,477	$4,085	$2,404		$7,323		$15,289

Basic income from continuing operations per share (q):
Class A common stock	$.02						$.19

Class B common stock	$.02						$.22

Diluted income from continuing operations per share (q):
Class A common stock	$.02						$.18

Class B common stock	$.02						$.21

TRIARC COMPANIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
Six Months Ended July 3, 2005

	As Reported	RTM	Reclassifications, Eliminations and Excluded Items Adjustments		Adjustments for the RTM Acquisition and Debt Refinancing		Pro Forma
	(In Thousands Except Per Share Amounts)
Revenues:
Net sales	$106,179	$416,364	$—		$—		$522,543
Royalties and franchise and related fees	50,526	—	(14,275	)(a)	—		36,132
			(119	)(b)
Asset management and related fees	24,715	—	—		—		24,715

	181,420	416,364	(14,394)		—		583,390

Costs and expenses:
Cost of sales, excluding depreciation and amortization	80,227	331,864	(15,089	)(a)	(465	)(h)	370,785
			(25,752	)(c)
Cost of services, excluding depreciation and amortization	8,763	—	—		—		8,763
Advertising and selling	9,010	—	25,752	(c)	—		34,762
General and administrative, excluding depreciation and amortization	69,188	46,204	(1,267	)(d)	114	(i)	109,027
					(5,212	)(p)
Depreciation and amortization, excluding amortization of deferred financing costs	11,067	14,897	(188	)(b)	422	(j)	25,730
			(381	)(d)
			(87	)(e)

	178,255	392,965	(17,012)		(5,141)		549,067

Operating profit	3,165	23,399	2,618		5,141		34,323
Interest expense	(22,737)	(21,156)	249	(d)	6,188	(m)	(37,917)
			(374	)(f)
			(87	)(e)
Insurance expense related to long-term debt	(1,763)	—	—		1,763	(n)	—
Investment income, net	16,676	—	—		(2,172	)(k)	14,504
Gain on sale of businesses	12,664	—	—		—		12,664
Other income (expense), net	1,113	(135)	(410	)(d)	—		942
			374	(f)

Income from continuing operations before income taxes and minority interests	9,118	2,108	2,370		10,920		24,516
Benefit from (provision for) income taxes	(3,010)	184	(595	)(d)	(433	)(l)	(9,472)
			(353	)(g)	(3,180	)(o)
					(2,085	)(p)
Minority interests in income of consolidated subsidiaries	(3,481)	—	—		—		(3,481)

Income from continuing operations	$2,627	$2,292	$1,422		$5,222		$11,563

Basic income from continuing operations per share (q):
Class A common stock	$.04						$.14

Class B common stock	$.04						$.16

Diluted income from continuing operations per share (q):
Class A common stock	$.04						$.13

Class B common stock	$.04						$.15

TRIARC COMPANIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS

RTM Statement of Operations for the Twelve Months Ended November 14, 2005

      A reconciliation of the audited combined statement of operations of RTM for the fiscal year ended May 30, 2004 to the unaudited combined statement of operations of RTM for the Twelve Months Ended November 14, 2004 set forth in the accompanying unaudited pro forma condensed consolidated statement of operations for the year ended January 2, 2005 is as follows (in thousands):

	Year Ended May 30, 2004	Less 24 Weeks Ended November 9, 2003	Add 24 Weeks Ended November 14, 2004	12 Months Ended November 14, 2004
Revenues:
Net sales	$739,996	$337,491	$375,596	$778,101
Costs and expenses:
Cost of sales, excluding depreciation and amortization	602,506	272,839	301,092	630,759
General and administrative, excluding depreciation and amortization	77,710	36,648	38,387	79,449
Depreciation and amortization	24,926	10,676	12,971	27,221

	705,142	320,163	352,450	737,429

Operating profit	34,854	17,328	23,146	40,672
Interest expense, net	(34,285)	(14,716)	(16,406)	(35,975)
Other income, net	1,165	743	11	433

Income from continuing operations before income taxes	1,734	3,355	6,751	5,130
Provision for income taxes	(795)	(769)	(1,019)	(1,045)

Income from continuing operations	$939	$2,586	$5,732	$4,085

Reclassifications, Eliminations and Excluded Items Adjustments

(a)	To eliminate in consolidation royalties from RTM to the Company. The amounts of royalties recognized by the Company as revenue differ from the amounts of royalties recognized as expense by RTM, due to the different fiscal periods of the Company and RTM used in the pro forma condensed consolidated financial statements.
(b)	To eliminate in consolidation franchise fees from RTM to the Company. These amounts differ since the Company recognizes franchise fees in revenue as restaurants open and RTM capitalizes franchise fees paid and amortizes them to expense over the useful life of the franchise agreement and due to the different fiscal periods of the Company and RTM used in the pro forma condensed consolidated financial statements.
(c)	To reclassify RTM's advertising and selling expenses from “Cost of sales, excluding depreciation and amortization,” to “Advertising and selling” to conform with the Company's classification.
(d)	To exclude the effect on results of operations relating to assets and liabilities and costs and expenses of RTM not acquired by the Company in the RTM Acquisition.
(e)	To reclassify RTM's amortization of deferred financing costs from “Depreciation and amortization, excluding amortization of deferred financing costs” to “Interest expense” to conform with the Company's classification.
(f)	To reclassify RTM's interest income from “Interest expense” to “Other income, net” to conform with the Company's classification.

TRIARC COMPANIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS—(Continued)

(g)	To reflect the income tax provision on the net effect of the eliminations in entries (a) and (b) above at the incremental tax rate of 40.0%.
Pro Forma Adjustments for the RTM Acquisition
(h)	To adjust rent expense for the amortization of unfavorable lease liabilities assumed in the RTM Acquisition.
(i)	To adjust compensation expense over the remaining vesting period for the amortization of unearned compensation relating to the nonvested portion of stock options to purchase 774,000 Class B Common Shares issued in connection with the RTM Acquisition. The vested portion of such stock options has been included as a component of the purchase price for RTM.
(j)	To adjust “Depreciation and amortization, excluding amortization of deferred financing costs” as follows (in thousands):
	Year Ended January 2, 2005	Six Months Ended July 3, 2005
Record depreciation and amortization on the properties acquired in the RTM Acquisition over the remaining useful lives ranging from 5 to 17 years	$22,522	$11,261
Record amortization on the identifiable intangible assets acquired in the RTM Acquisition, all of which were determined to have finite lives, over the remaining useful lives ranging from 7 to 30 years	4,603	2,302
Reverse RTM's reported depreciation and amortization, as adjusted by entries (b), (d) and (e) above and excluding an impairment charge of $1,100 recognized by RTM during the six months ended May 29, 2005	(26,015)	(13,141)

	$1,110	$422

(k)	To reverse interest income on the $127,773,000 of existing cash and cash equivalents, including $32,912,000 of previously restricted cash equivalents, used by the Company to partially fund the cash portion of the purchase price for RTM. The interest income was computed using the Company's average rates on its interest-bearing investments of 2.5% and 3.4% per annum for the year ended January 2, 2005 and the six months ended July 3, 2005, respectively.
(l)	To adjust “Benefit from (provision for) income taxes” as follows (in thousands):
	Year Ended January 2, 2005	Six Months Ended July 3, 2005
Reflect the estimated income tax benefit from entries (h) through (k) above at the incremental tax rate of 40%	$1,778	$897
Reflect an income tax provision on the portion of RTM's pretax income relating to limited liability companies for which no tax provision was provided, at the incremental tax rate of 40%	(1,892)	(1,330)

	$(114)	$(433)

TRIARC COMPANIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS—(Continued)

Pro Forma Adjustments for the Debt Refinancing

(m) To adjust “Interest expense” as follows (in thousands):

	Year Ended January 2, 2005	Six Months Ended July 3, 2005
Record interest expense at an assumed interest rate of 5.73% on the assumed term loan borrowings initially of $620,000 under the new credit facility(1)	$(35,393)	$(17,563)
Record amortization expense under the interest rate method on the estimated $13,000 of deferred financing costs associated with the new credit facility	(2,012)	(1,007)
Record amortization credit under the interest rate method on the fair value adjustment of RTM's sale-leaseback and capital lease obligations not refinanced	412	204
Reverse reported interest expense and on the debt refinanced	43,501	23,983
Reverse reported amortization of deferred financing costs and original issue discount associated with the debt refinanced	1,726	821
Record a commitment fee of 0.5% on the $100,000 of availability under the revolving credit component of the new credit facility	(500)	(250)

	$7,734	$6,188

(1)	The assumed interest rate represents the rate in effect as of July 28, 2005 based on the 30-day London Interbank Offered Rate (3.48% set as of July 26, 2005) plus 2.25% charged on the average outstanding borrowings under the term loans. The average outstanding borrowings reflect scheduled repayments under the term loans assuming the initial borrowings occurred at the beginning of the fiscal year ended January 2, 2005 and were $6,200 for the year ended January 2, 2005 and $3,100 for the six months ended July 3, 2005.
If the assumed interest rate on the term loan borrowings under the new credit facility changes by 0.125%, the pro forma interest expense would change by $772 for the year ended January 2, 2005 and $383 for the six months ended July 3, 2005.
(n)	To reverse “Insurance expense related to long-term debt” as a result of the repayment of the Company's securitization notes to which the insurance related.
(o)	To reflect the estimated income tax effect of entries (m) and (n) above at the incremental tax rate of 40.0%.

Cost Savings as a Direct Result of the RTM Acquisition

(p)	To reflect the adjustment to compensation expense and related income tax effect for the resignation (the “RTM Officer Resignations”) of RTM's former Chief Executive Officer, Chairman of the Board and Senior Vice President Real Estate who were also the principal RTM selling shareholders (the “Selling Shareholders”) effective as of the July 25, 2005 closing date of the RTM Acquisition. The RTM Officer Resignations were required under the terms of the purchase agreement. However, one of the Selling Shareholders will continue to perform limited services for the Company at a reduced level of compensation and the amount of the compensation expense adjustment gives effect to such ongoing compensation. The other duties of this Selling Shareholder and all of the duties of the other two Selling Shareholders have been assumed by executives currently employed by the Company.

TRIARC COMPANIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS—(Continued)

Earnings Per Share

(q)	The As Reported and Pro Forma basic and diluted income from continuing operations per share of Class A common stock has been determined by dividing the income allocated to the Class A common stock as disclosed below by the Class A basic and diluted weighted average shares outstanding of 22,233,000 and 23,415,000 for the year ended January 2, 2005, respectively, and 23,729,000 and 24,913,000 for the six-month period ended July 3, 2005, respectively.
The number of weighted average shares used to calculate basic and diluted income from continuing operations per share of Class B Common Stock were as follows (in thousands):
	Year Ended January 2, 2005	Six Months Ended July 3, 2005
Basic shares, as reported	40,840	41,882
Shares issued in RTM Acquisition	9,684	9,684

Pro forma basic shares	50,524	51,566

Diluted shares, as reported	43,206	44,656
Shares issued in RTM Acquisition	9,684	9,684
Effect of stock options issued in the RTM Acquisition	168	259

Pro forma diluted shares	53,058	54,599

Income from continuing operations per share has been computed by allocating such income as follows (in thousands):

	Year Ended January 2, 2005	Six Months Ended July 3, 2005
Class A Common Stock
As reported	$476	$865
Pro forma	4,249	3,303
Class B Common Stock
As reported	1,001	1,762
Pro forma	11,040	8,260

Non-recurring Transactions

      The accompanying pro forma condensed consolidated statements of operations do not reflect the Refinancing Write-off of $49,831,000 before tax benefit, or $29,899,000 after tax benefit, or the settlement loss from unfavorable franchise agreements of $17,024,000, with a tax benefit which has not yet been determined, resulting from the RTM Acquisition and Debt Refinancing, as they are non-recurring in nature and the inclusion of such charges would not be representative of the Company's expected future results of continuing operations. These amounts will be recorded in the results of operations of the Company in its quarter ending October 2, 2005.

(c) Exhibits

Exhibit No.	Description
23.1	Consent of Independent Auditors.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIARC COMPANIES, INC. (Registrant)

Date: August 26, 2005	By: /s/ FRANCIS T. MCCARRON Francis T. McCarron Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Auditors.